                                                                    EXHIBIT 2.02

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                NIKU CORPORATION,

                          NIKU ACQUISITION CORPORATION

                                       AND

                              PROAMICS CORPORATION



                          DATED AS OF NOVEMBER 16, 1999

                      AGREEMENT AND PLAN OF REORGANIZATION


        This AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is made and entered into as of November 16, 1999 among Niku Corporation, a Delaware corporation ("PARENT"), Niku Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and Proamics Corporation, a Delaware corporation (the "COMPANY").

                                    RECITALS

        A. Parent, Merger Sub and the Company intend to effect a merger (the "MERGER") of the Company with and into Merger Sub in accordance with this Agreement and the Delaware General Corporation Law ("DELAWARE LAW"). Upon consummation of the Merger, the Company will cease to exist.

        B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "CODE").

        C. The Board of Directors of the Company has (i) determined that the Merger is consistent with and in furtherance of the long-term strategy of the Company and fair to, and in the best interests of, the Company and its shareholders, (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) determined to unanimously recommend that the shareholders of the Company adopt and approve the principal terms of this Agreement and approve the Merger.

        D. The respective Boards of Directors of Parent and Merger Sub have approved this Agreement and the Merger.

        E. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, each of the shareholders of the Company is entering into a Voting Agreement substantially in the form attached hereto as Exhibit A (the "VOTING AGREEMENT").

        F. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, each Founder (as defined below) of the Company is entering into a Non-Competition Agreement substantially in the form attached hereto as Exhibit B (the "NON-COMPETITION AGREEMENT").

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

        1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and Delaware Law, the Company shall be merged with and into Merger Sub, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

        1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 9.1, the closing of the Merger (the "CLOSING") will take place as promptly as practicable, but no later than three business days, following satisfaction or waiver of the conditions set forth in Article VII, at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger, in substantially the form attached hereto as Exhibit C (the "CERTIFICATE OF MERGER"), with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time of acceptance by the Secretary of State of Delaware of such filing being referred to herein as the "EFFECTIVE TIME"). The parties currently intend that the Closing Date will occur on or prior to December 14, 1999.

        1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the rights and property of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts and liabilities of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        1.4 Certificate of Incorporation; Bylaws.

               (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Merger Sub substantially in the form attached hereto as Exhibit D until thereafter amended as provided by law and such Certificate of Incorporation.

               (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

        1.5 Directors and Officers. The director(s) of Merger Sub immediately prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

        1.6 Maximum Aggregate Merger Consideration; Effect on Capital Stock.

               (a) The aggregate maximum number of shares of capital stock of Parent ("PARENT CAPITAL STOCK") to be issued in exchange for the acquisition by Parent of all outstanding capital stock of the Company ("COMPANY CAPITAL STOCK") and all outstanding unexpired and unexercised options and warrants to acquire Company Capital Stock shall be 9,722,000, subject to adjustment as provided in subsection (b) below (the "AGGREGATE SHARE NUMBER"). Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of Company Capital Stock, the holder of any options, warrants or other rights to acquire or receive shares of Company Capital Stock, the following shall occur (which is intended to comply fully with the liquidation preference provisions set forth in Article IV, Section 2 of the Certificate of Incorporation of the Company, as amended through the date hereof).

               (b) The Aggregate Share Number shall be subject to adjustment following the Closing in the following manner: The Company, under the direction and control of the Securityholder Agent (as defined in Section 8.2 (g)), shall prepare and deliver to Parent, as promptly as practicable following the date hereof ("AGREEMENT DATE"), a balance sheet of the Company as of the Agreement Date (such balance sheet, the "EXECUTION BALANCE SHEET") that shall be prepared in conformity with generally accepted accounting principles consistently applied ("GAAP") and in a manner consistent with the Company Financials (as defined in Section 2.7). Based on the Execution Balance Sheet the net book value of the Company as of the Agreement Date (the "EXECUTION NET BOOK VALUE") shall be determined and set forth in explanatory footnotes describing the determination of the Execution Net Book Value. Within twenty (20) days of the delivery of the Execution Balance Sheet to Parent, Parent shall deliver to the Securityholder Agent a notice stating either that it accepts the determination of the Execution Net Book Value or that it disputes such determination. If Parent and the Securityholder Agent dispute the determination of the Execution Net Book Value, Parent and the Securityholder Agent shall engage a mutually acceptable accounting firm at Parent's sole expense to conclusively determine the Execution Net Book Value. If the Execution Net Book Value, as agreed or as determined as described above, is below $1,079,866, Parent will make a claim against the Escrow Amount in accordance with Article VIII below for the difference between $1,079,866 and the Execution Net Book Value. If the Execution Net Book Value is greater than $1,079,866, the Aggregate Share Number shall be increased by that number of shares equal to the quotient computed by dividing (A) the amount by which the Execution Net Book Value exceeds $1,079,866 by (B) five (5), which shares shall be distributed (subject to Section 1.6(g) below) pro rata to the stockholders of the Company as promptly as reasonably practicable. The parties acknowledge and agree that the Company's Series A Preferred (as defined below) shall be treated as equity and not as debt for purposes of determining Execution Net Book Value.

               (c) Conversion of Company Redeemable Preferred Stock.

                    (i) Series A Preferred Stock. Each share of Series A Preferred Stock of the Company ("SERIES A PREFERRED") issued and outstanding immediately prior to the Effective Time (other than any shares of Series A Preferred to be canceled pursuant to Section 1.6(h) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a))) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Series D Preferred Stock of Parent having the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of Parent attached as Exhibit E hereto ("PARENT PREFERRED STOCK") equal to the quotient computed by dividing (A) the per share Series A Liquidation Amount (as defined in the Company's Certificate of Incorporation, as amended to date) as of the Closing Date by (B) five (5) (the "SERIES A EXCHANGE RATIO") upon surrender of the certificate representing such share of Series A Preferred in the manner provided in Section 1.8. The aggregate number of shares of Parent Preferred Stock to be issued to holders of Series A Preferred is hereinafter referred to as the "PARENT PREFERRED STOCK NUMBER (SERIES A PREFERRED)."

                    (ii) Series C Preferred Stock. Each share of Series C Preferred Stock of the Company ("SERIES C PREFERRED") issued and outstanding immediately prior to the Effective Time (other than any shares of Series C Preferred to be canceled pursuant to Section 1.6(h) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a))) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Preferred Stock equal to the quotient computed by dividing (A) the per share Series C Liquidation Amount (as defined in the Company's Certificate of Incorporation, as amended to date) by (B) five (5) (the "SERIES C EXCHANGE RATIO") upon surrender of the certificate representing such share of Series C Preferred in the manner provided in Section 1.8. The aggregate number of shares of Parent Preferred Stock to be issued to holders of Series C Preferred is hereinafter referred to as the "PARENT PREFERRED STOCK NUMBER (SERIES C PREFERRED)." The sum of the Parent Preferred Stock Number (Series A Preferred) and Parent Preferred Stock Number (Series C Preferred) is referred to hereinafter as the "REDEEMABLE STOCK NUMBER." The difference between the Aggregate Share Number and the Redeemable Stock Number is hereinafter referred to as the "NONREDEEMABLE STOCK NUMBER."

               (d) Conversion of Company Series B Preferred Stock. Each share of Series B Preferred Stock of the Company ("SERIES B PREFERRED") issued and outstanding immediately prior to the Effective Time (other than any shares of Series B Preferred to be canceled pursuant to Section 1.6(h) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a))) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Preferred Stock equal to the product of
(A) one share of Series B Preferred multiplied by (B) the Common Factor (as defined in Section 1.6(f) below) (the "SERIES B EXCHANGE RATIO") upon surrender of the certificate representing such share of Series B Preferred in the manner provided in Section 1.8.

               (e) Conversion of Company Common Stock. Each share of common stock of the Company ("COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(h) and any "DISSENTING SHARES" (as defined and to the extent provided in Section 1.7(a))) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of common stock of Parent ("PARENT COMMON STOCK") equal to the product of (i) one share of Company Common Stock multiplied by (ii) the Common Factor (as defined in Section 1.6(f) below) (the "COMMON EXCHANGE RATIO") upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.8.

               (f) Definitions.

                    (i) Common Factor. The "COMMON FACTOR" shall be equal to the number (rounded to the sixth decimal place) computed using the following formula:

               X      =      N
                            ---
                             D

        Where         X      =      the Common Factor

                      N      =      the Nonredeemable Stock Number

                      D      =      the Diluted Common Shares (as defined below)

                    (ii) Diluted Common Shares. The "DILUTED COMMON SHARES" shall mean that number equal to the sum of (A) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (regardless of whether such shares are unvested, subject to any right of repurchase, risk of forfeiture or other condition in favor of the Company at such time); plus (B) the number of shares of Company Common Stock issuable upon exercise of any options to purchase Company Common Stock ("COMPANY OPTIONS") outstanding at the Effective Time (regardless of whether such Company Options are vested); plus (C) the number of shares of Company Common Stock issuable in connection with any other options, warrants, calls, rights, exchangeable or convertible securities (including Series B Preferred), commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell or cause to be issued, delivered or sold any Company Capital Stock immediately prior to the Effective Time.

               (g) Escrow. Twenty percent (20%) of the number of shares of Parent Capital Stock to be issued at the Effective Time pursuant to Section 1.6(c), (d) and (e) hereof and thereafter pursuant to Section 1.6(b) (none of which shares of Parent Capital Stock shall be unvested, subject to any right of repurchase, risk of forfeiture or other condition in favor of the Surviving Corporation) shall be held in escrow (the "ESCROW AMOUNT") pursuant to Article VIII of this Agreement to compensate Parent and its affiliates (including the Surviving Corporation) for any "LOSSES" (as defined in Section 8.2 hereof) incurred in connection with this Agreement and the transactions contemplated hereby.

               (h) Cancellation of Parent-Owned and Company-Owned Stock. Each share of Company Capital Stock owned by Merger Sub, Parent, the Company or any direct or indirect wholly-owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

(i) Warrant. To the extent the Stock Purchase Warrant dated July 31, 1997 by and between Proamics Corporation, an Illinois corporation that has merged with and into the Company, and Finova Mezzanine Capital ("FINOVA"), as successor in interest to Sirrom Capital Corporation, to purchase shares of Company Common Stock (the "FINOVA WARRANT") remains exercisable immediately prior to the Effective Time, the Finova Warrant shall, in connection with the

Merger, be terminated and shall not be assumed by Parent. After the Effective Time, any unexercised portion of the Finova Warrant shall not represent any right to purchase any Company Capital Stock or any Parent Capital Stock and shall be terminated.

               (j) Capital Stock of Merger Sub. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of common stock of the Surviving Corporation.

               (k) Adjustments to Exchange Ratios. The exchange ratios set forth above shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Capital Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Capital Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time.

               (l) Fractional Shares. No fraction of a share of Parent Common Stock will be issued at the Effective Time, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Capital Stock (after aggregating all fractional shares of Parent Capital Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) $5.00.

        1.7 Appraisal Rights. (a) Notwithstanding any provision of this Agreement to the contrary (other than Section 1.7(b)), any shares of Company Capital Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with Section 262 of Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters; rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive Parent Capital Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of a shareholder of the Surviving Corporation.

               (b) Notwithstanding the provisions of Sections 1.6(c), (d) and
(e) hereof, if any holder of shares of Company Capital Stock who demands appraisal of such shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Capital Stock and fractional shares as provided in Section 1.6(c), (d) or (e) as the case may be, without interest thereon, upon surrender of the certificate representing such shares.

               (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of capital stock of the Company or offer to settle or settle any such demands.

        1.8 Surrender of Certificates.

               (a) Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall make available to stockholders of the Company the shares of Parent Common Stock and Parent Preferred Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Capital Stock; provided, however, that, on behalf of the holders of Company Capital Stock, and pursuant to Article VIII hereof, Parent shall deposit into an escrow account a number of shares of Parent Common Stock and Parent Preferred Stock equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock and Parent Preferred Stock otherwise issuable pursuant to Section 1.6. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be equal to twenty percent (20%) of the number of shares of Parent Common Stock and twenty percent (20%) of the number of shares of Parent Preferred Stock which, in each case, such holder would otherwise be entitled to receive under Section 1.6 by virtue of ownership of outstanding shares of Company Capital Stock.

               (b) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock whose shares were converted into the right to receive shares of Parent Common Stock and Parent Preferred Stock pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to Parent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and Parent Preferred Stock. Upon surrender of a Certificate for cancellation to Parent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock, if any, to be deposited in the Escrow Fund on such holder's behalf pursuant to Article VIII hereof) and Parent Preferred Stock (less the number of shares of Parent Preferred Stock, if any, to be deposited in the Escrow Fund on such holder's behalf pursuant to Article VIII hereof), plus cash in lieu of fractional shares in accordance with Section 1.6, to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VIII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article
VIII) a certificate or certificates representing that number of shares of Parent Common Stock and Parent Preferred Stock which in the aggregate equal the Escrow Amount, which shall be registered in the name of the Escrow Agent. As set forth in Section 8.2(c)(iii), such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and such shares shall be available to compensate Parent as provided in Article VIII. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Capital Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

               (c) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock or Parent Preferred Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock or Parent Preferred Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock or Parent Preferred Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock or Parent Preferred Stock.

               (d) Transfers of Ownership. If any certificate for shares of Parent Common Stock or Parent Preferred Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock or Parent Preferred Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

               (e) No Liability. Notwithstanding anything to the contrary in this Section 1.8, none of Parent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Capital Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

        1.9 No Further Ownership Rights in Company Capital Stock. All shares of Parent Capital Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

        1.10 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and Parent Preferred Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.6; provided, however, that Parent may, in its reasonable and good faith discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such customary sum as it may reasonably direct as indemnity against any claim that may be made against Parent with respect to the certificates alleged to have been lost, stolen or destroyed.

        1.11 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of
Section 368 of the Code (and this Agreement is intended to constitute a plan of reorganization for purposes of Section 368 of the Code).

        1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company (including its subsidiaries) hereby represents and warrants to Parent and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure letter dated as of the date hereof (the "COMPANY SCHEDULES"), as follows. Any item disclosed in any section of the Company Schedules with respect to a specific section of the Agreement is deemed to be disclosed on all other sections of the Company Schedules with respect to all other sections of this Agreement to which such item relates:

        2.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted and to perform its obligations under any Contracts (as such term is defined in Section 2.16 hereof) by which it is bound. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction (each of which is listed on Schedule 2.1) in which the failure to be so qualified or licensed would have a material adverse effect on the business, assets (including intangible assets), financial condition, results of operations or sales prospects of the Company identified by the Company on or prior to the date hereof in connection with Parent's investigation of the Company (hereinafter referred to as a "MATERIAL ADVERSE EFFECT"). The Company has delivered a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, to Parent. Such Certificate of Incorporation and Bylaws are in full force and effect. The Company is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

        2.2 Subsidiaries. Except as set forth in Schedule 2.2, the Company does not have any subsidiaries or affiliated companies and does not otherwise own, directly or indirectly, any shares of capital stock or any equity, debt or similar interest in or any interest convertible, exchangeable or exercisable for any equity, debt or similar interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. Each subsidiary listed on Schedule 2.2 is duly organized, validly existing and in good standing under the laws of the state or country in which it is domiciled. The Company has not agreed nor is the Company obligated to make or be bound by any written, oral or other agreement, contract, sub-contract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sub-license, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

        2.3 Company Capital Structure.

               (a) The authorized capital stock of the Company consists of 40,000,000 shares of authorized Common Stock, of which 8,850,192.66 shares are issued and outstanding, and 9,974,585 shares of authorized Preferred Stock (the "PREFERRED STOCK"). The authorized Preferred Stock consists of 117,000 shares of authorized Series A Preferred, all of which shares are issued and outstanding, 9,833,585 shares of authorized Series B Preferred, all of which shares are issued and outstanding, and 24,000 shares of authorized Series C Preferred, all of which shares are issued and outstanding. The aggregate of the Series A Liquidation Amounts is $12,870,000 as of November 15, 1999. The aggregate of the Series C Liquidation Amounts is $1,271,869 as of November 15, 1999. The Series B Preferred is and will at the Closing Date be convertible into Company Common Stock on a one-for-one basis. The Company Capital Stock, including all shares subject to the Company's right of repurchase, is held of record by the persons, with the addresses of record and in the amounts set forth on Schedule 2.3(a). No shares of Company Capital Stock held by any shareholder are subject to a repurchase right in favor of the Company. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. All preferential rights of the Preferred Stock in connection with the sale of substantially all of the assets of the Company or a merger involving the Company are set forth in the Certificate of Incorporation of the Company. All issued and outstanding shares of Company Capital Stock have been offered, sold and delivered by the Company in compliance with applicable federal and state securities laws.

               (b) The Company has reserved 6,353,522 shares of Common Stock for issuance to employees and consultants pursuant to the Company's 1999 Stock Option Plan (the "OPTION PLAN"). The Company has not issued any Company Options under the Option Plan and will not have issued any Company Options under the Option Plan or otherwise as of the Closing Date. The Finova Warrant is exercisable for 554,765 shares of Company Common Stock. Schedule 2.3(b) sets forth the name of the holder of the Finova Warrant and any other warrants issued by the Company and exercise prices of such warrants (collectively, the "WARRANTS"). The Warrants have been offered, issued and delivered in compliance with applicable federal and state securities laws and all requirements set forth in applicable contracts, agreements and instruments. The holders of the

Warrants have been or will be given, or shall have properly waived, any required notice prior to the Merger. As a result of the Merger, Parent will be the record and sole beneficial owner of all Company Capital Stock and rights to acquire or receive Company Capital Stock.

               (c) Except for the Warrants described in Schedule 2.3(c), there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

               (d) As of the Closing Date, all Warrants (including, without limitation, the Finova Warrant) and the Proamics Corporation Phantom Stock Plan (as amended, the "PHANTOM STOCK PLAN") and phantom shares and other rights thereunder ("PHANTOM STOCK") shall have been validly terminated and the Company shall have no further liabilities or obligations thereunder. The number of shares of Phantom Stock awarded to each participant in the Phantom Stock Plan, the number of shares of Phantom Stock in which each Participant will vest as of the Closing, and the amount payable (if any) to each participant at or before Closing is set forth in Schedule 2.3(d). As of the Closing Date, there will be no outstanding options, rights or obligations of the Company pursuant to the Phantom Stock Plan or any similar plan.

               (e) As of the date of this Agreement, except as contemplated by this Agreement and as described in Schedule 2.3(d), there are no registration rights agreements, no voting trust, proxy or other similar agreement or understanding to which the Company is a party or by which it is bound with respect to any equity security of any class of the Company.

        2.4 Authority. Subject only to the requisite approval of the Merger and the principal terms of this Agreement by the Company's shareholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the principal terms of this Agreement and the Merger by the Company's shareholders. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms (except for the terms set forth in Section 1.6(i) above).

        2.5 No Conflict. Except as set forth on Schedule 2.5, subject only to the approval of the principal terms of this Agreement and the Merger by the Company's shareholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (a) any provision of the Certificate of Incorporation or Bylaws of the Company or (b) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

        2.6 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") or any third party (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (a) the filing of the Certificate of Merger with the Delaware Secretary of State, (b) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (c) such other consents, waivers, authorizations, filings, approvals and registrations that are set forth on Schedule 2.6.

        2.7 Company Financial Statements. Schedule 2.7 sets forth true and correct copies of the Company's audited balance sheets as of December 31, 1998 and as of December 31, 1997 and the related audited statement of income for the respective twelve-month periods then ended (the "COMPANY YEAR-END FINANCIALS") and the Company's unaudited balance sheet as of September 30, 1999 and the related unaudited statement of income for the nine-month period then ended (the "COMPANY INTERIM FINANCIALS," and collectively with the Company Year-End Financials, the "COMPANY FINANCIALS"). The Company Year-End Financials and the Company Interim Financials are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and consistent with each other, except for the absence of footnotes and normal year-end accruals in the case of the Company Interim Financials. The Company Year-End Financials and Company Interim Financials present fairly in all material respects the financial condition and operating results of the Company as of the dates and during the periods indicated therein. The Company's unaudited Balance Sheet as of September 30, 1999 shall be referred to herein as the "CURRENT COMPANY BALANCE SHEET."

        2.8 No Undisclosed Liabilities. Except as set forth in Schedule 2.8, the Company does not have, as of the date hereof, any material liability, indebtedness or obligation of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate, (a) has not been reflected in the Current Company Balance Sheet and
(b) has not arisen in the ordinary course of the Company's business since September 30, 1999, consistent with past practices, or (c) has not been set forth in the Company Schedules.

        2.9 No Changes. Except as set forth in Schedule 2.9, since September 30, 1999 and through the date of this Agreement, there has not been, occurred or arisen any:

               (a) material transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

               (b) amendments or changes to the Certificate of Incorporation or Bylaws of the Company;

               (c) capital expenditure or capital commitment by the Company of $10,000 in any individual case or $25,000 in the aggregate (other than commitments to pay expenses incurred in connection with this transaction);

               (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

               (e) change in accounting methods, principals or practices (including any change in depreciation or amortization policies or rates) by the Company;

               (f) revaluation by the Company of any of its material assets, including, without limitation, writing down the value of capitalized inventory or writing off material notes or material accounts receivable;

               (g) declaration, setting aside or payment of a dividend or other distribution with respect to any Company Capital Stock, or any direct or indirect redemption, purchase or other acquisition by the Company of any Company Capital Stock, other than dividends accruing under the terms of the Company's Series A and Series C Preferred Stock;

               (h) split, combination or reclassification of any Company Capital Stock;

               (i) agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets is bound or any termination, extension, amendment or modification of the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets is bound, except as set forth in Schedule 2.16(a);

               (j) sale, lease, license or other disposition of any of the assets or properties of the Company, or creation of any lien or security interest in such assets or properties except in the ordinary course of business and consistent with past practices;

               (k) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

               (l) waiver or release of any material right or claim of the Company, including any write-off or other compromise of any material amount of any account receivable of the Company;

               (m) except as set forth in Schedule 2.14, (i) sale by the Company of any "COMPANY INTELLECTUAL PROPERTY" (as defined in Section 2.14 below) or the entering into of any license agreement (other than end-user license agreements entered into by the Company in the ordinary course of business consistent with past practice), distribution agreement, reseller agreement, security agreement, assignment or other conveyance or option for the foregoing, with respect to the Company Intellectual Property with any person or entity, (ii) the purchase or other acquisition of any Intellectual Property (as defined in Section 2.14 below) or the entering into of any license agreement, distribution agreement, reseller agreement, security agreement, assignment or other conveyance or option for the foregoing, with respect to the Intellectual Property of any person or entity or (iii) the change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to Company;

               (n) except as set forth on Schedule 2.3(b), issuance or sale by the Company of any Company Capital Stock, or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing or any amendment of any existing equity arrangement; or

               (o) agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (n) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

        2.10 Tax and Other Returns and Reports.

               (a) Definition of Taxes. For the purposes of this Agreement, "TAX" or, collectively, "TAXES", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

               (b) Tax Returns and Audits. Except as set forth in Schedule 2.10:

                    (i) The Company has prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct in all material respects and have been completed in accordance with applicable law.

                    (ii) The Company: (A) has paid or accrued all Taxes it is required to pay or accrue and (B) has withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                    (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the

Company executed any waiver of any statute of limitations on or extended the period for the assessment or collection of any Tax.

                    (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                    (v) The Company has no liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in the Company Financials, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Current Company Balance Sheet other than in the ordinary course of business consistent with past practice.

                    (vi) The Company has provided to Parent copies of all federal and state income and all state sales and use Returns for all periods since January 1, 1997.

                    (vii) There are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "LIENS") on the assets of the Company relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable as of such time.

                    (viii) To the Company's knowledge, there is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

                    (ix) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                    (x) There is no contract, agreement, plan or arrangement to which the Company is a party, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G, 404 or 162(m) of the Code.

                    (xi) The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                    (xii) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement. The Company has not been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated income tax return.

                    (xiii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                    (xiv) No adjustment or deficiency relating to any Return filed or required to be filed by the Company has been proposed formally or informally by any tax authority to the Company or any representative thereof.

                    (xv) The Company utilizes the accrual method of accounting for U.S. federal income tax purposes.

                    (xvi) The Company has not distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code. No Company stock has been distributed in a transaction satisfying the requirements of Section 355 of the Code.

        2.11 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company that has or reasonably would be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products or services to any class of customers, in any geographic area, during any period of time or in any segment of the market.

        2.12 Title to Properties; Absence of Liens and Encumbrances.

               (a) The Company does not own any real property, nor has it ever owned any real property. Schedule 2.12(a) sets forth a list of all real property currently leased by the Company and the name of the lessor. The Company has provided true and complete copies of all real property leases and amendments thereto to Parent. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default, or to the Company's knowledge, any event which with notice or lapse of time, or both, would constitute a default. To the Company's knowledge, neither the operations of the Company on such real property nor such real property, including improvements thereon, violate any applicable building code, zoning requirement, or classification or pollution control ordinance or statute relating to the particular property or such operations, and such non-violation is not dependent, in any instance, on so-called non-conforming use exceptions.

               (b) The Company has good and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.10(b)(vii)), except as reflected in the Company Financials or in Schedule 2.12(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

               (c) Schedule 2.12(c) lists all items of material equipment (the "EQUIPMENT") owned or leased by the Company. All facilities, machinery, equipment, fixtures, vehicles, and other properties owned, leased or used by the Company are (i) adequate for the conduct of the business of the Company as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear and reasonably fit and usable for the purposes for which they are being used, except where a failure to be in such condition would not have a Material Adverse Effect on the Company.

               (d) The Company has not sold or otherwise released for distribution any of its customer files and other proprietary customer information relating to the Company's current and former customers (the "COMPANY CUSTOMER INFORMATION").

        2.13 Governmental Authorization. Schedule 2.13 accurately lists each material consent, license, permit, grant or other authorization issued to the Company by a Governmental Entity (a) pursuant to which the Company currently operates or holds any interest in any of its properties or (b) which is required for the operation of its business or the holding of any such interest (herein collectively called "COMPANY AUTHORIZATIONS"). The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets. To the Company's knowledge, the Company is in compliance in all material respects with the terms of the Company Authorizations.

        2.14 Intellectual Property.

               (a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                    (i) "TECHNOLOGY" shall mean any or all of the following: (A) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, net lists, records, data and mask works; (B) inventions (whether or not patentable), improvements and technology; (C) proprietary and confidential information, including technical data and customer and supplier lists, trade secrets and know how; (D) databases, data compilations and collections and technical data; (E) logos, trade names, trade dress, trademarks and service marks; (F) World Wide Web addresses, domain names and sites; (G) tools, methods and processes; and (H) all instantiations of the foregoing in any form and embodied in any media.

                    (ii) "INTELLECTUAL PROPERTY RIGHTS" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (A) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof and equivalent or similar rights anywhere in the world in inventions and discoveries, including, without limitation, invention disclosures ("PATENTS"); (B) all trade secrets and other rights in know-how and confidential or proprietary information; (C) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world ("COPYRIGHTS"); (D) all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology ("MASKWORKS"); (E) all industrial designs and any registrations and applications therefor throughout the world; (F) all rights in World Wide Web addresses and domain names and applications and registrations therefor; (G) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("TRADEMARKS"); and (H) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

                    (iii) "COMPANY INTELLECTUAL PROPERTY" shall mean any Technology and Intellectual Property Rights including the Company Registered Intellectual Property Rights (as defined below) that are owned (in whole or in part) by or exclusively licensed to the Company.

                    (iv) "REGISTERED INTELLECTUAL PROPERTY RIGHTS" shall mean all United States, international and foreign: (A) Patents, including applications therefor; (B) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (C) Copyrights registrations and applications to register Copyrights; (D) Mask Work registrations and applications to register Mask Works; and (E) any other Technology that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public or private legal authority at any time.

                    (v) For all purposes in this Section 2.14, the term "COMPANY" shall be deemed to refer to both Company and any of its subsidiaries.

                    (vi) Section 2.14(b)-(n) are qualified in their entirety by the items set forth on Schedule 2.14.

               (b) Schedule 2.14 lists all Registered Intellectual Property Rights owned by, filed in the name of, or applied for, by the Company (the "COMPANY REGISTERED INTELLECTUAL PROPERTY RIGHTS") and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property Rights or Company Intellectual Property.

               (c) Each item of Company Registered Intellectual Property Rights is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property Rights have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property Rights. Except as set forth on Schedule 2.14, there are no actions that must be taken by the Company within one hundred twenty (120) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Registered Intellectual Property Rights. In each case in which the Company has acquired all rights, title and interest in, as opposed to the right to use, any Technology or Intellectual Property Right from any person, the Company or such Subsidiary has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Technology and the associated Intellectual Property Rights to the Company. Except as set forth on Schedule 2.14, the Company has not claimed a particular status, including "SMALL BUSINESS STATUS," in the application for any Intellectual Property Rights, which claim of status was not at the time made, or which has since become, inaccurate or false or that will no longer be true and accurate as a result of the Closing.

               (d) The Company has no knowledge of any facts or circumstances that would render any Company Intellectual Property invalid or unenforceable. Except as set forth on Schedule 2.14, without limiting the foregoing, the Company knows of no information, materials, facts or circumstances, including any information or fact that would constitute prior art, that would render any of the Company Registered Intellectual Property Rights invalid or unenforceable, or would adversely effect any pending application for any Company Registered Intellectual Property Right and the Company has not misrepresented, or failed to disclose, and has no knowledge of any misrepresentation or failure to disclose, any fact or circumstances in any application for any Company Registered Intellectual Property Right that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Company Registered Intellectual Property Right.

               (e) Each item of Company Intellectual Property is free and clear of any Liens except for non-exclusive licenses granted to end-user customers in the ordinary course of business. The Company is the exclusive owner or exclusive licensee of all Company Intellectual Property subject only to non-exclusive licenses granted to distributors, resellers and end-users. Without limiting the foregoing: (i) the Company is the exclusive owner of all Trademarks used in connection with the operation or conduct of the business of the Company, including the sale, licensing, distribution or provision of any products or services by the Company; and (ii) the Company owns exclusively, and has good title to, all Copyrighted Works that are products of the Company or which the Company otherwise purports to own.

               (f) Except as set forth in Schedule 2.14, all Company Intellectual Property will be fully transferable, alienable or licensable by Surviving Corporation and/or Parent without restriction and without payment of any kind to any third party other than royalties and fees payable in the ordinary course of the Company's business prior to the Merger.

               (g) To the extent that any Company Technology has been developed or created by a third party for the Company, the Company has a written agreement with such third party with respect thereto and the Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property Rights in such Technology by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

               (h) Except as set forth on Schedule 2.14 and with the exception of "shrink-wrap" or similar widely-available commercial end-user licenses, all Technology used in or necessary to the conduct of Company's business as presently conducted or currently contemplated to be conducted by the Company was written and created solely by either (i) employees of the Company acting within the scope of their employment or (ii) by third parties who have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to the Company, and no third party owns or has any rights to any of the Company Intellectual Property.

               (i) All current and former software development personnel of the Company and current and former consultants and contractors engaged in software development for the Company have entered into a valid and binding written proprietary information confidentiality and assignment agreement with the Company sufficient to vest title in the Company of all Technology, including all accompanying Intellectual Property Rights, created by such employee in the scope of his or her employment with the Company.

               (j) Except as set forth on Schedule 2.14, no person who has licensed Technology or Intellectual Property Rights to the Company has ownership rights or license rights to improvements made by the Company in such Technology or Intellectual Property Rights.

               (k) The Company has not transferred ownership of, or granted any exclusive license of or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Technology or Intellectual Property Right that is or was Company Intellectual Property, to any other person.

               (l) Other than inbound "shrink-wrap" and similar publicly available commercial binary code end-user licenses and outbound "shrink-wrap" licenses in the form set forth on Schedule 2.14, Schedule 2.14 lists all contracts, licenses and agreements to which the Company is a party with respect to any Technology or Intellectual Property Rights. The Company is not in breach of nor has the Company failed to perform under, any of the foregoing contracts, licenses or agreements and, to the Company's knowledge, no other party to any such contract, license or agreement is in breach thereof or has failed to perform thereunder.

               (m) Schedule 2.14 lists all material contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property Rights of any person other than the Company.

               (n) To the knowledge of the Company, there are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by the Company thereunder.

               (o) To the knowledge of the Company, the operation of the business of the Company as it currently is conducted or is contemplated to be conducted by the Company, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not and will not and will not when conducted by Parent and/or Surviving Corporation in substantially the same manner following the Closing, infringe or misappropriate any Intellectual Property Right of any person, violate any right of any person (including any right to privacy or publicity) or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates any Intellectual Property Right of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have knowledge of any basis therefor).

               (p) To the Company's knowledge, no person is infringing or misappropriating any Company Intellectual Property Right.

               (q) No Company Intellectual Property or service of the Company is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

               (r) No (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company or (iii) conduct or statement of the Company constitutes obscene material, a defamatory statement or material, false advertising or, to the Company's knowledge, otherwise violates in any material respect any law or regulation.

               (s) To the Company's knowledge, except as set forth on Schedule 2.14, the Company Intellectual Property constitutes all the Technology and Intellectual Property Rights used in and/or necessary to the conduct of the business of the Company as it currently is conducted, and, to the knowledge of the Company, as it is currently planned or contemplated to be conducted by the Company, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and performance of services (including products, technology or services currently under development).

               (t) Except to the extent resulting from the continuation of contracts and licenses of the Company following the Closing on the terms applicable prior to the Closing, neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or Surviving Corporation, by operation of law or otherwise, of any contracts or agreements to which the Company is a party, will result in (i) either Parent's or the Surviving Corporation's granting to any third party any right to or with respect to any Technology or Intellectual Property Right owned by, or licensed to, either of them, (ii) either the Parent's or the Surviving Corporation's being obligated to pay any royalties or other amounts to any third party in excess of those payable by the Company, Parent or Surviving Corporation, respectively, prior to the Closing.

               (u) The Company's products and services shall not fail to perform any function specified in the product specifications therefor, or otherwise be adversely affected in any material respect, solely as a result of the date change from December 31, 1999 to January 1, 2000, including without limitation, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values which reflect the correct century. In addition, to the best of the Company's knowledge, all of the products and services upon which the Company is materially reliant, either individually or in the aggregate, including, without limitation, information technology systems such as financial and order entry systems, non-information technology systems such as phones and facilities, third party licensed software and the products and services of the Company's customers, vendors and suppliers are designed to be used prior to, during, and after calendar year 2000 A.D., and such products and services will operate during each such time period without error relating to date data, including without limitation any error relating to, or the product of, date data that represents or references different centuries or more than one century.

        2.15 Product Warranties; Defects; Liabilities. Each Company Product has been in all material respects in conformity with all applicable contractual commitments and all applicable express and implied warranties. The Company does not have any liability or obligation (and to the Company's knowledge, there is no current reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company giving rise to any liability or obligation) for replacement or repair thereof or other damages in connection therewith except liabilities or obligations incurred in the ordinary course of business consistent with past practice which do not have a Material Adverse Effect on the Company. No Company Product is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale, license or lease or beyond that implied or imposed by applicable law. The Company has provided to Parent a copy of the standard terms and conditions of sale, license or lease for each of the Company Products and copies of the Company's standard forms of merchant agreements, portal agreements and professional services agreements.

        2.16 Agreements, Contracts and Commitments. As of the date hereof, except as set forth on Schedule 2.16(a), the Company does not have, is not a party to nor is it bound by:

               (a) any collective bargaining agreements;

               (b) any employment or consulting agreement, contract or commitment with any officer, director, employee or member of the Company's Board of Directors, other than those that are terminable by the Company without liability of financial obligation of the Company;

               (c) any employment or consulting agreement with an employee or individual consultant or salesperson or consulting or sales agreement, under which a firm or other organization provides services to the Company;

               (d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (e) any fidelity or surety bond or completion bond;

               (f) any lease of personal property having a value individually in excess of $25,000;

               (g) any agreement of indemnification or guaranty other than standard indemnification terms contained in contracts with resellers and distributors and licensees of the Company's products;

               (h) any agreement, contract or commitment containing any covenant limiting in any respect the right of Company to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

               (i) any agreement relating to capital expenditures and involving future payments in excess of $25,000;

               (j) any agreement, contract or commitment currently in force relating to the disposition or acquisition by the Company after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which the Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise;

               (k) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (h) hereof;

               (l) any purchase order or contract involving $25,000 or more;

               (m) any construction contracts;

               (n) any dealer, distribution, joint marketing (including any pilot program), development, content provider, destination site or merchant agreement;

               (o) any agreement pursuant to which the Company has granted or may be obligated to grant in the future, to any party a source-code license or option or other right to use or acquire source-code, including any agreements which provide for source code escrow arrangements;

               (p) any sales representative, original equipment manufacturer, value added, remarketer or other agreement for distribution of the Company's products or services or the products or services of any other person or entity;

               (q) any agreement pursuant to which the Company has advanced or loaned any amount to any shareholder of the Company or any director, officer, employee or consultant other than business travel advances in the ordinary course of business consistent with past practice;

               (r) any settlement agreement entered into since January 1, 1996 that provides for continuing obligations of the Company; or

               (s) any other agreement that involves $25,000 or more or is not cancelable without penalty within thirty (30) days.

        Except as set forth on Schedule 2.16(b), the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.16(a) or Schedule 2.14 (any such agreement, contract or commitment, a "CONTRACT"). Each Contract is in full force and effect and, except as otherwise disclosed in Schedule 2.16(b), is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

        2.17 [INTENTIONALLY OMITTED.]

        2.18 Interested Party Transactions. Except as set forth on Schedule 2.18, to the Company's knowledge, no officer, director or affiliate (as defined under Regulation C under the Securities Act) of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an economic interest), has or has had, directly or indirectly, (a) an economic interest in any entity that furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (b) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (c) a beneficial interest in any contract or agreement set forth in Schedule 2.16(a) or Schedule 2.14; provided, that ownership of no more than one percent of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.18. There are no receivables of the Company owing by any director, officer, employee or consultant to the Company (or any ancestor, sibling, descendant, or spouse of any such persons, or any trust, partnership, or corporation in which any of such persons has an economic interest), other than advances in the ordinary and usual course of business for reimbursable business expenses (as determined in accordance with the Company's established employee reimbursement policies and consistent with past practice). None of the Company shareholders has agreed to, or assumed, any obligation or duty to guaranty or otherwise assume or incur any obligation or liability of the Company.

        2.19 Compliance with Laws. The Company is not in conflict with, or in default or violation of any order, judgment or decree, or to its knowledge, any law, rule, or regulation, applicable to the Company or by which its properties are bound or affected. To the knowledge of the Company, no investigation or review by any governmental or regulatory body or authority is pending or threatened against the Company, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of material property by the Company or the conduct of business by the Company.

        2.20 Litigation. Except as set forth on Schedule 2.20, there is no action, suit or proceeding of any nature pending or to the Company's knowledge threatened against the Company, its properties or any of its officers, directors or employees (in their capacities as officers, directors or employees, as the case may be), nor, to the knowledge of the Company, is there any reasonable basis therefor. There is no investigation pending or, to the Company's knowledge, threatened against the Company, its properties or any of its officers, directors or employees (in their capacities as officers, directors or employees, as the case may be) by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted.

        2.21 Insurance. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

        2.22 Minute Books. The minute books of the Company made available to Parent are the only minute books of the Company and contain an accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of the Company through the date hereof.

        2.23 Environmental Matters. The Company (a) has obtained all applicable and material permits, licenses and other authorizations that are required under Environmental Laws; (b) to the Company's knowledge, is in compliance with all material terms and conditions of such required permits, licenses and authorizations, and also is in compliance with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (c) is not aware of and has not received notice of any event, condition, circumstance, activity, practice, incident, action or plan that is reasonably likely to interfere with or prevent continued compliance or that would give rise to any common law or statutory liability, or otherwise form the basis of any Environmental Claim with respect to the Company or any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law; (d) has not disposed of, released, discharged or emitted any Hazardous Materials into the soil or groundwater at any properties owned or leased at any time by the Company, or at any other property, or exposed any employee or other individual to any Hazardous Materials or condition in such a manner as would result in any material liability or result in any corrective or remedial action obligation; and (e) has taken all actions necessary under Environmental Laws to register any products or materials required to be registered by the Company (or any of its agents) thereunder. To the Company's knowledge, no Hazardous Materials are present in, on, or under (or, to the knowledge of the Company, in the vicinity of) any properties owned, leased or used at any time (including both land and improvements thereon) by the Company so as to give rise to any material liability or corrective or remedial obligation of the Company under any Environmental Laws. For the purposes of this Section 2.23, "ENVIRONMENTAL CLAIM" means any notice, claim, act, cause of action or investigation by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Hazardous Materials or (b) any violation, or alleged violation, of any Environmental Laws. "ENVIRONMENTAL LAWS" means all federal, state, local and foreign laws and regulations relating to pollution or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. "HAZARDOUS MATERIALS" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials
(ACM), hazardous substances, petroleum and petroleum products or any fraction thereof, excluding, however, Hazardous Materials contained in products typically used for office and janitorial purposes properly and safely maintained in accordance with Environmental Laws.

        2.24 Brokers' and Finders' Fees. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        2.25 Employee Matters and Benefit Plans.

               (a) Definitions. With the exception of the definition of "AFFILIATE" set forth in Section 2.25(a)(i) below (such definition shall only apply to this Section 2.25), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                    (i) "AFFILIATE" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

                    (ii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

                    (iii) "COMPANY EMPLOYEE PLAN" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or otherwise, funded or unfunded, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee (as defined below), or with respect to whether the Company has or may have any liability or obligation;

                    (iv) "DOL" shall mean the United States Department of Labor.

                    (v) "EMPLOYEE" shall mean any current, former, or retired employee, officer, director or consultant of the Company or any Affiliate;

                    (vi) "EMPLOYEE AGREEMENT" shall refer to each management, employment, indemnification, severance, termination, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, contract or understanding between the Company or any Affiliate and any Employee;

                    (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                    (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

                    (ix) "IRS" shall mean the Internal Revenue Service;

                    (x) "MULTIEMPLOYER PLAN" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

                    (xi) "PENSION PLAN" shall refer to each Company Employee Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

               (b) Schedule. Schedule 2.25(b) contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement nor does it have any intention or commitment to do any of the foregoing.

               (c) Documents. The Company has provided or made available to Parent (i) correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including, without limitation, all amendments thereto, all related trust documents and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS, DOL or any other governmental agency with respect to any Company Employee Plan; (vii) all material written agreements and contracts relating to each Company Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (ix) all correspondence to or from any governmental agency relating to any Company Employee Plan; (x) all COBRA forms and related notices; (xi) all policies pertaining to fiduciary liability insurance covering the fiduciaries of for each Company Employee Plan;
(xii) all discrimination tests for each Company Employee Plan for the most recent plan year; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

               (d) Employee Plan Compliance. Except as set forth on Schedule 2.25(d), (i) the Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation of any other party to, each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has a period of time remaining under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan; (iii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and (v) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and
(vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 501(i) of ERISA or
Section 4975 through 4980 of the Code.

               (e) Pension Plans. Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

               (f) Multiemployer Plans. At no time has the Company or any Affiliate contributed to or been requested to contribute to any Multiemployer Plan.

               (g) No Post-Employment Obligations. Except as set forth in
Schedule 2.25(g), no Company Employee Plan provides, or reflects or represents any liability to provide, life insurance, health or other employee benefits to any person upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) or any other person would be provided with life insurance, health or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

               (h) COBRA. Neither the Company nor any Affiliate has, prior to the Effective Time, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Women's Healthcare Cancer Rights Act, the requirements of the Newborns' and Mothers' Health Protection Act of 1996 or any similar provisions of state law applicable to its Employees.

               (i) Effect of Transaction.

                    (i) Except as provided in Section 1.6 of this Agreement or as set forth on Schedule 2.25(i)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any current or future payment (whether of severance or termination pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, indemnification, increase in benefits or obligation to fund benefits with respect to any Employee.

                    (ii) Except as set forth on Schedule 2.25(i)(ii), no payment or benefit which will or may be made by the Company or Parent or any of their respective affiliates with respect to any Employee resulting from the transactions contemplated by this Agreement or otherwise will be characterized as a "parachute payment", within the meaning of Section 280G(b)(2) of the Code.

               (j) Employment Matters. Schedule 2.25(j) lists all current officers, directors and employees of the Company as of the date hereof. The Company (i) to its knowledge, is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees (including any immigration laws with respect to the same); (ii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iii) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). Schedule 2.25(j) also sets forth all outstanding offers of employment, whether written or oral, made to any employee or prospective employee, which offer has not been rejected by the offeree.

               (k) Labor. No work stoppage or labor strike against the Company is pending, or to the Company's knowledge, threatened. The Company does not know of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Schedule 2.25(k), there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the

Company, threatened relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Schedule 2.25(k), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

               (l) No Interference or Conflict. To the knowledge of the Company, no shareholder, officer, employee or consultant of the Company is obligated under any contract or agreement subject to any judgment, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

        2.26 Bank Accounts. Schedule 2.26 constitutes a full and complete list of all the bank accounts and safe deposit boxes of the Company, the number of each such account or box, and the names of the persons authorized to draw on such accounts or to access such boxes. All cash in such accounts is held in demand deposits and is not subject to any restriction or documentation as to withdrawal.

        2.27 Indemnification Obligations. The Company has no knowledge of any action, proceeding or other event pending or threatened against any officer or director of the Company that would give rise to any indemnification obligation of the Company to its officers and directors under its Certificate of Incorporation, Bylaws or any agreement between the Company and any of its officers or directors.

        2.28 Stock Redemption Agreements.

               (a) The Stock Redemption Agreement dated March 9, 1999 by and among the Company and the Stockholders was and is duly authorized, validly executed and in compliance with all applicable laws, constitutes a legal, valid and binding obligation of the parties thereto enforceable in accordance with its terms, and the Company has no further liabilities or obligations in respect thereto.

               (b) The Stock Redemption Agreement dated March 9, 1999 by and among the Company and Steven Weiner, Caryn Weiner, Aldo Marchetti, Jr., Dennis Marchetti, Kenneth Marchetti and Sharon Marchetti Specht is duly authorized, validly executed and in compliance with all applicable laws, constitutes a legal, valid and binding obligation of the parties thereto enforceable in accordance with its terms, and the Company has no further liabilities or obligations in respect thereto.

        2.29 Transaction with Lotzof & Associates, Inc. The Stock Purchase Agreement dated March 5, 1999 by and between the Company and Lotzof & Associates ("LOTZOF") and all of the shareholders of Lotzof was and is duly authorized, validly executed and in compliance with all applicable laws, constitutes a legal, valid and binding obligation of the parties thereto enforceable in accordance with its terms, and the Company has no further liabilities or obligations in respect thereto.

        2.30 Transaction with Isthmus Corporation. The Agreement and Plan of Merger dated February 22, 1999 by and between the Company and Isthmus Corporation ("ISTHMUS") is duly authorized, validly executed and in compliance with all applicable laws, constitutes a legal, valid and binding obligation of the parties thereto enforceable in accordance with its terms, and the Company has no further liabilities or obligations in respect thereto. The merger contemplated thereby was effected in compliance with all applicable laws.

        2.31 Warrant Cancellation Agreement. The Warrant Cancellation Agreement dated March 5, 1999 by and between Sirrom Capital Corporation and Isthmus was and is duly authorized, validly executed and in compliance with all applicable laws, constitutes a legal, valid and binding obligation of the parties thereto enforceable in accordance with its terms, and the Company has no further liabilities or obligations in respect thereto.

        2.32 Merger between Proamics-Illinois and Proamics-Delaware. The merger of Proamics Corporation, an Illinois corporation, with and into Proamics Corporation, a Delaware corporation, as evidenced by that certain Certificate of Merger dated March 5, 1999 was effected in compliance with all applicable laws and the Company has no further liabilities or obligations in respect thereto.

        2.33 No Royalty Obligations to Platinum. The Company has no royalty obligations to Platinum Software Corporation ("PLATINUM"). The Payoff and Termination Agreement dated March 5, 1999 by and between the Company, Proamics Corporation, an Illinois corporation and Platinum was and is duly authorized, validly executed and in compliance with all applicable laws, constitutes a legal, valid and binding obligation of the parties therein enforceable in accordance with its terms, and the Company has no further liabilities or obligations in respect thereto.

        2.34 Representations Complete. None of the representations or warranties made by the Company (as modified by the Company Schedules), nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the shareholders of the Company in connection with soliciting their consent to the principal terms of this Agreement and the Merger (to the extent that such documents were prepared by or include information provided by the Company), contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company or the Stockholders for inclusion or incorporation by reference in the Information Statement or any other any statement, recommendation, proposal or document provided to the stockholders of the Company, at the time of any stockholders' meeting or as of the Effective Time, contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.


                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB


        Parent and Merger Sub hereby represent and warrant to the Company, subject to the exceptions specifically disclosed in writing in the disclosure letter dated as of the date hereof (the "PARENT SCHEDULES"), as follows. Any item disclosed in any section of the Parent Schedules with respect to a specific section of the Agreement is deemed to be disclosed on all other sections of the Parent Schedules with respect to all other sections of this Agreement to which such item relates:

        3.1 Organization, Good Standing and Qualification. Parent has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Delaware. Merger Sub has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. Parent is duly qualified to transact business and is in good standing in the State of California.

        3.2 Capitalization and Voting Rights.

               (a) The authorized capital of Parent consists, or will consist immediately prior to the Closing, of:

                    (i) Preferred Stock. 51,910,282 shares of Preferred Stock (the "PREFERRED STOCK") will be authorized prior to the Closing, 10,000,000 of which have been designated Series F Preferred Stock (the "SERIES F PREFERRED STOCK"), all of which are outstanding prior to the Closing, 5,142,851 shares of which have been designated Series A Preferred Stock (the "SERIES A PREFERRED STOCK"), all of which are issued and outstanding prior to the Closing, 8,629,992 shares of which have been designated Series B Preferred Stock (the "SERIES B PREFERRED STOCK"), 7,999,992 of which are issued and outstanding prior to the Closing, 9,987,439 shares of which will be designated Series C Preferred Stock (the "SERIES C PREFERRED STOCK"), 9,987,439 of which are issued and outstanding prior to the Closing, and 18,150,000 shares of which will be designated Series D Preferred Stock (the "SERIES D PREFERRED STOCK"), none of which are issued and outstanding. The outstanding shares of Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable and were issued in compliance with applicable federal and state securities laws and have been approved by all requisite corporate and shareholder action. The rights, privileges and preferences of the Preferred Stock will be as stated in Exhibit E.

                    (ii) Common Stock. 100,000,000 shares of Parent Common Stock will be authorized prior to the Closing, of which 8,368,818 shares are issued and outstanding. The outstanding shares of Parent Common Stock are all duly and validly authorized, issued, fully paid and nonassessable and, were issued in compliance with applicable federal and state securities laws and have been approved by all requisite corporate and stockholder action.

                    (iii) Options, Warrants, Reserved Shares. Except for (i) the conversion privileges of the Preferred Stock, (ii) the 8,000,000 shares of Parent Common Stock reserved for issuance under Parent's 1998 Stock Plan under which options to purchase 4,306,427 shares are outstanding, and (iii) warrants to purchase 630,000 shares of Series B Preferred Stock, there is no outstanding option, warrant, right (including conversion or preemptive rights) or agreement for the purchase or acquisition from Parent of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of Parent's capital stock. Apart from the exceptions noted in this
Section 3.2(a), and except for rights of first refusal held by Parent to purchase shares of its stock issued under Parent's 1998 Stock Plan, no shares of Parent's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by Parent, are subject to any preemptive rights, rights of first refusal or other rights to purchase such stock (whether in favor of Parent or any other person), pursuant to any agreement or commitment of Parent.

                    (iv) Issuance of Parent Capital Stock. Upon the Closing and the issuance and delivery of the certificates representing the Parent Capital Stock to the shareholders of the Company, the Parent Capital Stock will be validly issued, fully paid and non-assessable, and subject to no Liens.

        3.3 Subsidiaries. Parent does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

        3.4 Authorization. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of Parent and Merger Sub and their respective officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of Parent and Merger Sub hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Parent Capital Stock to be issued hereunder has been taken or will be taken prior to the Closing, and the Agreement, when executed and delivered, will constitute valid and legally binding obligations of Parent and Merger Sub, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting or relating to the enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of and/or other equitable remedies. The Parent Capital Stock to be issued hereunder, when issued, paid for and delivered in accordance with the terms of this Agreement for the consideration expressed herein, (when issued in accordance with Exhibit E), will be duly authorized and validly issued, fully paid and nonassessable.

        3.5 Consents and Agreements. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any third party not already a party to this Agreement or any federal, state or local governmental authority on the part of Parent or Merger Sub is required in order to enable Parent or Merger Sub to execute, deliver and perform its obligations under this Agreement, except for such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

        3.6 Litigation. There is no action, suit or proceeding of any nature pending or to Parent's knowledge threatened against Parent, its properties or any of its officers, directors or employees (in their capacities as officers, directors or employees, as the case may be), nor, to the knowledge of Parent, is there any reasonable basis therefor. There is no investigation pending or, to Parent's knowledge, threatened against Parent, its properties or any of its officers, directors or employees (in their capacities as officers, directors or employees, as the case may be) by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of the Parent to conduct its operations as presently or previously conducted.

        3.7 Proprietary Information and Inventions Agreements. Each present and former employee, officer and consultant of Parent has executed a Confidential Information and Inventions Assignment. Parent after reasonable investigation is not aware that any of its employees, officers or consultants are in violation thereof, and Parent will use its best efforts to prevent any such violation. Parent is not aware that any officer or key employee intends to terminate employment with Parent, nor does Parent have a present intention to terminate the employment of any of the foregoing. Subject to general principles relating to wrongful termination of employees, the employment of each officer and employee of Parent is terminable at the will of Parent.

        3.8 Title to Property and Assets. Parent owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair Parent's ownership or use of such property or assets. With respect to the property and assets it leases, Parent is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

        3.9 Financial Statements. Prior to the Closing, Parent has made available to the Company its unaudited balance sheet and income statement at and for the year ended December 31, 1998 and the nine months ended September 30, 1999 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated, except that the Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present the financial condition and operating results of Parent as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments which Parent does not expect to be material. Except as set forth in the Financial Statements, Parent has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of the Financial Statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of Parent. Except as disclosed in the Financial Statements, Parent is not a guarantor or indemnitor of any indebtedness of any other person, firm, corporation or other entity.

        3.10 Books and Records. The minute books of Parent contain accurate summary records of all meetings and written consents to action of Parent's stockholders, Parent's Board of Directors and all committees, if any, appointed by the Board of Directors. Parent's stock ledger is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of Parent.

        3.11 Rights of Registration. Except as contemplated in the Third Amended and Restated Investor Rights Agreement, Parent has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

        3.12 Proprietary Rights. Parent owns, has licensed or otherwise possesses all trademarks, trade names, copyrights and other intellectual property rights necessary to conduct its business as now being conducted without any known conflict with or infringement upon any intellectual property rights of others. Parent has not received any notice alleging that Parent has infringed upon or is conflict with the asserted rights of others, nor is Parent aware of any reasonable basis for any such allegation. Parent has certain trade secrets, including know-how, computer software programs and other proprietary data (the "PROPRIETARY INFORMATION") used, or proposed to be used, in the development, manufacture and sale of its products. Parent has the right to use the Proprietary Information, except that the possibility exists that other persons may have independently developed trade secrets or technical information similar or identical to those of Parent. Parent is not aware of any rights to any patents, trademarks, service marks, tradenames, copyrights, trade secrets and proprietary rights and processes held by third parties that it will be required to obtain in order to conduct its business as proposed to be conducted that cannot be obtained on commercially reasonable terms from such parties. There are no outstanding options, licenses, or agreements of any kind relating to Parent's patents or trademarks.

        3.13 No Conflict of Interest. Parent is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. To Parent's knowledge, none of Parent's officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to Parent (other than in connection with purchases of Parent's stock). To Parent's knowledge, none of Parent's officers or directors or any members of their immediate families have, directly or indirectly, any economic interest in any contract material to Parent other than with respect to equity held in Parent.

        3.14 Tax Returns. All tax returns, declarations, statements, reports, schedules, forms and information returns ("RETURNS") required by all U.S. federal, state and local and foreign jurisdictions (in each case, including all political subdivisions thereof) relating to all U.S. federal, state, local and foreign taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto

("TAXES"), if any, required to be filed by Parent prior to the Closing have been (or will be) timely filed and such Returns are (or will be) true, complete and correct in all material respects. All Taxes shown on any such Returns to be due from Parent that are due and payable have been paid, other than those being contested in good faith and for which an adequate reserve or accrual has been established in accordance with GAAP. Parent does not know of any actual or proposed material addition Tax assessments against Parent.

        3.15 Compliance with Laws. Parent has obtained and maintained in good standing all of its licenses, permits, consents and authorizations required to be obtained by it or them under federal, state and local laws (collectively, "LAWS"), except for those which, individually or in the aggregate, would not have a material adverse effect on the assets, condition, affairs or prospects of Parent, financially or otherwise, and all such licenses, permits, consents and authorizations remain in full force and effect. Parent is in material compliance with such Laws, and there is no pending or, to Parent's knowledge, threatened, action or proceeding against Parent under any of such Laws, other than any such actions or proceedings which, individually or in the aggregate, if adversely determined, would not have a material adverse effect on the assets, condition, affairs or prospects of Parent, financially or otherwise.

        3.16 Year 2000 Compliance. Parent's products and services shall not fail to perform any function specified in the product specifications therefor, or otherwise be adversely affected in any material respect, solely as a result of the date change from December 31, 1999 to January 1, 2000, including without limitation, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values which reflect the correct century. In addition, to the best of Parent's knowledge, all of the products and services upon which Parent is materially reliant, either individually or in the aggregate, including, without limitation, information technology systems such as financial and order entry systems, non-information technology systems such as phones and facilities, third party licensed software and the products and services of Parent's customers, vendors and suppliers are designed to be used prior to, during, and after calendar year 2000 A.D., and such products and services will operate during each such time period without error relating to date data, including without limitation any error relating to, or the product of, date data that represents or references different centuries or more than one century.

        3.17 No Contravention. Neither Parent nor Merger Sub is in violation or default of any provision of its Certificate of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree, or contract to which it is a party or by which it is bound or of any provision of federal or state statute, rule or regulation applicable to Parent or Merger Sub. The execution, delivery and performance by Parent and Merger Sub of this Agreement, including, without limitation, the issuance of the Parent Capital Stock: (a) do not and will not contravene the terms of the Certificate of Incorporation, as amended, or By-Laws, as amended, of the Parent or Merger Sub or any law, rule, regulation or similar requirement applicable to Parent or Merger Sub or its assets, business or properties; (b) do not and will not (i) conflict with, contravene, result in any violation or breach of or default under (with or without the giving of notice or the lapse of time or both), (ii) create in any other person or entity a right or claim of termination or amendment, or (iii) require modification, acceleration or cancellation of any agreement, contract, or other instrument or contractual obligation of Parent or Merger Sub; and (c) do not and will not result in the creation of any lien, charge or encumbrance (or obligation to create a lien, charge or encumbrance) against any property, asset or business of Parent or Merger Sub.

        3.18 Disclosure. Parent has fully provided the Company with all the information which such party has reasonably requested for deciding whether to enter into this Agreement. Neither this Agreement not any other statements, exhibits or certificates made or delivered in connection herewith, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.


                                   ARTICLE IV

                     SECURITIES ACT COMPLIANCE; REGISTRATION


        4.1 Securities Act Exemption. The Parent Common Stock and Parent Preferred Stock to be issued pursuant to this Agreement initially will not be registered under the Securities Act in reliance on the exemptions from the registration requirements of Section 5 of the Securities Act set forth in
Section 4(2) thereof. Prior to the Closing Date, each of the Company's shareholders shall have provided Parent such representations, warranties, certifications and additional information as Parent may reasonably request to ensure the availability of such exemptions from the registration requirements of the Securities Act.

        4.2 Stock Restrictions. In addition to any legend imposed by applicable state securities laws or by any contract that continues in effect after the Effective Time, the certificates representing the shares of Parent Common Stock and Parent Preferred Stock issued pursuant to this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Parent's transfer agent), stating substantially as follows:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

        4.3 The Company Shareholders' Restrictions Regarding Securities Law Matters. Each shareholder of the Company, by virtue of the Merger and the conversion into Parent Common Stock and Parent Preferred Stock of the Company Capital Stock held by such shareholder, shall be bound by the following provisions:

               (a) Such shareholder will not offer, sell, or otherwise dispose of any shares of Parent Common Stock or Parent Preferred Stock except in compliance with the Securities Act and the rules and regulations thereunder.

               (b) Such shareholder will not sell, transfer or otherwise dispose of any shares of Parent Common Stock or Parent Preferred Stock unless (i) such sale, transfer or other disposition is within the limitations of and in compliance with Rule 144 promulgated by the SEC under the Securities Act and the Shareholder furnishes Parent with reasonable proof of compliance with such Rule,
(ii) in the opinion of counsel, reasonably satisfactory to Parent and its counsel, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer, or other disposition of Parent Common Stock or Parent Preferred Stock or (iii) the offer and sale of Parent Common Stock or Parent Preferred Stock is registered under the Securities Act.


                                    ARTICLE V

                       CONDUCT PRIOR TO THE EFFECTIVE TIME


        5.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. The Company shall promptly notify Parent of any materially negative event involving or adversely affecting the Company or its business.

               In addition, except as permitted by the terms of this Agreement, without the prior written consent of Parent, which consent shall not be unnecessarily withheld, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall not do any of the following:

               (a) Waive any stock repurchase rights, accelerate, amend, or change the period of exercisability of any outstanding Company Options or Company Common Stock subject to vesting, or reprice Company Options granted under the Option Plan (or otherwise) or authorize cash payments in exchange for any such options;

               (b) Make any payments or enter into any commitment or transaction outside of the ordinary course of business in excess of $10,000 in any one case or $25,000 in the aggregate;

               (c) Except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which the Company is a party or waive, release or assign any material rights or claims thereunder;

               (d) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property Rights (other than pursuant to end-user licenses granted to customers of the Company in the ordinary course of business, provided that no such license shall (i) contain any right of refusal to the license or (ii) involve the transfer of product(s) to any person or entity in violation of applicable U.S. export laws and regulations) or enter into grants to future patent rights;

               (e) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

               (f) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the Contracts;

               (g) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock, or split, combine or reclassify any Company Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any Company Capital Stock;

               (h) Purchase, redeem or otherwise acquire, directly or indirectly, any Company Capital Stock, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee or consultant pursuant to stock option or purchase agreements in effect on the date hereof and the satisfaction of any obligations in connection with termination of the Phantom Stock Plan and Phantom Stock;

               (i) Issue, grant, deliver, sell, pledge or authorize, any Company Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities (except for the issuance of any Company Capital Stock upon exercise or conversion of presently outstanding Company Options, warrants or Preferred Stock, or the grant of stock options to new employees pursuant to outstanding written offers of employment);

               (j) Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

               (k) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association, joint venture or other business organization or division thereof, or otherwise acquire or agree to acquire outside of the ordinary course of business any assets in any amount, or in the ordinary course of business in an amount in excess of $10,000 in the case of a single transaction or in excess of $25,000 in the aggregate;

               (l) Sell, lease, license, encumber or otherwise dispose of any properties or assets except sales of inventory in the ordinary course of business consistent with past practice and except for the sale, lease or disposition (other than through licensing) of a property or assets that are not material, individually or in the aggregate, to the business of the Company;

               (m) Incur individual liabilities in excess of $10,000 (in any one case) or $25,000 (in the aggregate) or incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of ordinary course trade payables consistent with past practice;

               (n) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to written agreements outstanding on the date hereof and as disclosed in the Company Schedules, or adopt any new severance plan;

               (o) Adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any bonus or special or extraordinary remuneration to any director or employee, or increase the salaries or wage rates of its employees, except as consistent with the ordinary course of the Company consistent with past practice with employees who are terminable "at will," pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants;

               (p) Effect or agree to effect, including by way of hiring or involuntary termination, any change in the Company's directors, officers or key employees;

               (q) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business, or except as required by GAAP, make any change in accounting methods, principles or practices;

               (r) Pay, discharge or satisfy, in an amount in excess of $10,000 (in any one case) or $25,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financials (or the notes thereto) or that arose in the ordinary course of business subsequent to September 30, 1999 or expenses consistent with the provisions of this Agreement incurred in connection with any transaction contemplated hereby;

               (s) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

               (t) Enter into any strategic alliance, joint development or joint marketing agreement;

               (u) Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it, in good faith, determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Parent prior to the filing of such a suit or (iii) for a breach of this Agreement;

               (v) Materially reduce the amount of any insurance coverage provided by or fail to renew any existing insurance policies;

               (w) Engage in any action with the intent and purpose to directly or indirectly adversely impact any of the transactions contemplated by this Agreement;

               (x) Engage in any action that could reasonably be expected to (i) cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code or (ii) interfere with Parent's ability to account for the Merger as a "pooling of interests," whether or not (in each case) otherwise permitted by the provisions of this Article V; or

               (y) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (x) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

        5.2 Notices. The Company shall give all notices and other information required to be given to the employees of the Company, any collective bargaining unit representing any group of employees of the Company and any applicable government authority under the WARN Act, the National Labor Relations Act, the Code, the Consolidated Omnibus Budget Reconciliation Act and any other applicable law in connection with the transaction provided for in this Agreement.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS


        6.1 Preparation of Information Statement. As soon as practicable after the execution of this Agreement, the Company shall prepare, with the cooperation of Parent, an Information Statement for the shareholders of the Company to approve the principal terms of this Agreement and the Merger. The Information Statement shall constitute a disclosure document for the offer and issuance of the shares of Parent Common Stock and Parent Preferred Stock to be received by the holders of Company Capital Stock in the Merger. Parent and the Company shall each use its best efforts to cause the Information Statement to comply in all material respects with applicable federal and state securities laws requirements. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. The Company will promptly advise Parent and Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the unanimous recommendation of the Board of Directors of the Company that the Company shareholders approve the principal terms of this Agreement and the Merger and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the shareholders of the Company. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Information Statement any information with respect to Parent or its affiliates or associates, the form and content of which information shall not have been approved by Parent prior to such inclusion.

        6.2 Shareholder Approval. The Company shall, promptly after the date hereof and in accordance with Delaware Law and the Company's Certificate of Incorporation and Bylaws, obtain the approval of the Company's shareholders of the principal terms of this Agreement and the Merger. The Company shall ensure that the shareholder approval is solicited in compliance with Delaware Law, the Certificate of Incorporation and Bylaws of the Company and all other applicable legal requirements. The Company agrees to use its reasonable best efforts to secure the necessary votes required by Delaware Law to effect the Merger. Parent will make a representative available to shareholders to answer any questions Company shareholders may have regarding the Parent's business, management and financial affairs.

        6.3 Access to Information. Each of the Company and the Parent shall afford the other and their respective accountants, legal counsel and other representatives reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, commitments and records and (b) all other information concerning its business, properties, and personnel as Parent or the Company may reasonably request. Each of Parent and the Company agrees to provide the other and its accountants, legal counsel and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

        6.4 Confidentiality. The parties acknowledge that the Company and Parent have previously executed a Confidentiality Agreement, dated as of October 7, 1999 (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

        6.5 Public Disclosure. Unless otherwise required by law (including, without limitation, securities laws), prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto (other than disclosures to Company shareholders pursuant to Section 6.2) unless approved by Parent and the Company (which consent by the Company shall be binding on its shareholders) prior to release, provided that such approval shall not be unreasonably withheld. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

        6.6 Consents. The Company shall promptly apply for or otherwise seek and use its best efforts to obtain all consents and approvals required to be obtained by it for the consummation of the

Merger, including all consents, waivers or approvals under any of the Contracts in order to preserve the benefits thereunder for the Surviving Corporation and otherwise in connection with the Merger. All of such consents and approvals are set forth in Schedule 2.6.

        6.7 Legal Conditions to the Merger. Each of Parent, Merger Sub and the Company will take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on such party with respect to the Merger and will promptly cooperate with and furnish information to any other party hereto in connection with any such requirements imposed upon such other party in connection with the Merger. Each party will take all reasonable actions to obtain (and will cooperate with the other parties in obtaining) any consent, authorization, order or approval of or any registration, declaration or filing with, or an exemption by, any Governmental Entity, or other third party, required to be obtained or made by such party or its subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

        6.8 Best Efforts; Additional Documents and Further Assurances. Each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following: (a) the taking of all acts necessary to cause the conditions precedent set forth in Article VII to be satisfied, (b) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (c) the obtaining of all necessary consents, approvals or waivers from third parties,
(d) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (e) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

        6.9 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event that is likely to cause any representation or warranty of the Company and Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by this Agreement (including the Company Schedules) and (b) any failure of the Company or Parent, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.9 shall not limit or otherwise affect any remedies available to the party receiving such notice or affect the representations, warranties, covenants or agreements of the parties or conditions to the obligation of the parties under this Agreement.

        6.10 Reorganization. It is the intent of the Company, Parent, Merger Sub and the Surviving Corporation that this Merger qualifies as a tax-free reorganization under Section 368(a) of the Code, and the Company, Parent, Merger Sub and the Surviving Corporation covenant and agree not to take any actions inconsistent with such intent.

        6.11 Voting Agreements. Concurrently with the execution of this Agreement, the Company will cause each stockholder of the Company to execute a Voting Agreement, agreeing, among other things, to vote in favor of the Merger and against any competing proposals.

        6.12 Non-Competition Agreements. On or before the Closing, the Company will use its reasonable best efforts to cause each of the Founders (as defined in Section 6.14(d)) to execute a Non-Competition Agreement.

        6.13 Blue Sky Laws. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Capital Stock pursuant hereto. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Capital Stock pursuant hereto.

        6.14 Benefit Arrangements.

               (a) Parent will consult with the Founders (as defined herein) with respect to determining the Company employees to be retained by Parent following the Closing; provided, however, that Parent shall make employment offers only to those Company employees as Parent determines in its business discretion and shall not have any obligation to make an offer to any particular employee or employees of the Company. Such employees of the Company who have continued as employees of Parent or the Surviving Corporation following the Closing Date are referred to hereinafter as "CONTINUING EMPLOYEES." Terms of employment offered to Continuing Employees will include compensation and options to purchase Parent Common Stock commensurate with each person's education and experience levels relative to Parent's current employees, and shall be contingent upon the Closing. Employment of any Company employees by Parent or the Surviving Corporation following the Closing shall be subject to Parent's established policies generally applicable to new employees. The Company will use its best efforts to cooperate with Parent to ensure that Company employees that Parent wishes to retain become employees of Parent.

               (b) Upon the Closing, certain Continuing Employees will be eligible for grants of options to purchase an aggregate of 500,000 shares of Parent Common Stock at a price per share of at least eighty-five percent (85%) of the fair market value per share of Parent Common Stock as established by the Board of Directors of Parent as of the Closing. As a condition to such a grant, each Continuing Employee shall execute a release of any and all claims against the Company, the Surviving Corporation and Parent arising out of such employee's employment by the Company prior to the Effective Time. Subject to continuous employment with Parent, thirty-three and one-third percent (33-1/3%) of such options of a Continuing Employee will vest on each one-year anniversary of the applicable grant date, so that all of such options of a Continuing Employee will be vested on the third anniversary of the grant date (subject to continuous employment). Such options will cease vesting upon termination of a Continuing Employee's employment with Parent; provided, however, that if a Continuing Employee is involuntarily terminated by Parent without cause, thirty-three and one-third percent (33-1/3%) of such options shall automatically vest as of the termination date, in addition to any shares that may have already vested. Such options shall be allocated among the Continuing Employees of the Company (other than the Founders) as Parent and the Founders mutually determine prior to the Closing.

               (c) Upon the Closing, certain Continuing Employees identified by the Founders will be eligible for grants of options to purchase an aggregate of 278,000 shares of Parent Common Stock, which options shall be allocated among such Continuing Employees as the Founders and Parent shall mutually determine prior to the Closing. Such options shall be fully vested and immediately exercisable and have an exercise price per share of at least eighty-five percent (85%) of the fair market value per share of Parent Common Stock as established by the Board of Directors of Parent as of the Closing, but shall not in any case be exercisable by tender of a promissory note. As a condition to such a grant, each Continuing Employee shall execute a release of any and all claims against the Company, the Parent and the Surviving Corporation arising out of such employee's employment by the Company prior to the Effective Time.

               (d) Parent shall make a $500,000 bonus pool available to be distributed among the Continuing Employees of the Company who remain employees of Parent on the six-month anniversary of the Closing Date. The bonus amounts shall be determined in the discretion of the Founders prior to the Closing Date. The payments shall be made by Parent on the first regularly scheduled payroll date after the six-month anniversary of the Closing, subject to Parent's standard payroll practices.

               (e) On or prior to the Closing Date, Parent and each of Malcolm Lotzof, Richard Hawkinson and Robert Van Vooren (the "FOUNDERS") shall negotiate mutually acceptable employment agreements for each of the Founders contingent upon the Closing, which agreements will contain the principal terms set forth on
Schedule 6.14.

               (f) As soon as practicable after the execution of this Agreement, Parent and the Company shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements (and terminate Company Employee Plans if appropriate).

        6.15 Termination of Company Investor Rights and Warrants. The Company shall take such steps as may be necessary to provide for the termination as of the Closing of (i) all Company investor rights granted by the Company to its shareholders and in effect prior to the Closing, including but not limited to dividend rights and rights of co-sale, first refusal, voting, registration, redemption, conversion, board observation or information or operational covenants and (ii) all warrants with respect to Company Capital Stock and Phantom Stock.

        6.16 No Solicitation. From and after the date of this Agreement until the earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, the Company and Stockholders will not, and the Company will instruct its directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly (a) solicit, initiate, entertain or encourage submission of any "ACQUISITION PROPOSAL" (as defined herein) by any person, entity or group (other than Parent and its affiliates, agents, and representatives) or (b) participate in any discussions or negotiations with, or disclose any non-public information concerning the Company to, or afford access to the properties, books or records of the Company, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than Parent and its affiliates, agents, and representatives) in connection with any Acquisition Proposal with respect to the Company. For purposes of this Agreement, an "ACQUISITION PROPOSAL" means any proposal or offer relating to (a) any merger, consolidation, sale or license of substantial assets or similar transactions involving the Company (other than sales or licenses of assets or inventory in the ordinary course of business or as permitted by this Agreement), (b) dissolution of the Company, (c) sales by the Company of any Company Capital Stock (including, without limitation, by way of a tender offer or an exchange offer) or (d) sales or transfers by the Founders of any Company Capital Stock or rights thereto or debt instruments of the Company. The Company and Stockholders will immediately cease any and all existing activities, discussion or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company and Stockholders will promptly (a) notify Parent if, after the date of this Agreement, it receives any proposal or written inquiry or written request for information in connection with an Acquisition Proposal or potential Acquisition Proposal and
(b) notify Parent of the significant terms and conditions of any such Acquisition Proposal including the identity of the party making an Acquisition Proposal. In addition, from and after the date of this Agreement, until the earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, the Company and Stockholders will not, and will instruct its directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Parent).

        6.17 Loan to the Company. Parent shall, in its business discretion, loan funds to the Company prior to the Closing to assist the Company in satisfying reasonable business expenses. Such loans shall be subject to the execution of promissory notes, security agreements and other customary lending documentation in form and substance, and on terms and conditions acceptable to Parent and the Company.

        6.18 Observer Seat. For the period from the Effective Time until the earlier of (i) the Expiration Date (as defined herein) or (ii) the closing of an initial public offering of common stock of Parent, the Securityholder Agent (as defined herein) shall have the right to attend and observe (but not vote at) each annual, regular and special meeting of the Parent's Board of Directors. The Parent shall give the Securityholder Agent appropriate notice of each annual, regular and special meeting of the Parent's Board of Directors and shall reimburse Securityholder Agent for his expenses incurred in connection with his attendance, in each case to the extent and in the manner the Parent gives such notice and reimburses such expenses for its directors.

                                   ARTICLE VII

                            CONDITIONS TO THE MERGER


        7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

               (a) Shareholder Approval. The principal terms of this Agreement, the Merger and the transactions contemplated hereby shall have been approved and adopted by the shareholders of the Company by the requisite vote under applicable law and the Company's Certificate of Incorporation.

               (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

               (c) Closing Date Payment Schedule. Parent and the Company shall each have reviewed and approved a schedule (the "CLOSING DATE PAYMENT SCHEDULE") reflecting, as of the Effective Time (i) for each holder of Company Capital Stock, the number of shares of Company Capital Stock held, the aggregate number of shares of Parent Common Stock and/or Parent Preferred Stock payable to such holder in the Merger, the number of such shares payable promptly after the Effective Time (in accordance with Section 1.6) and payable into the Escrow Fund (as defined in Section 8.2(a)), and the amount of cash payable to such holder for any fractional shares.

               (d) Restated Certificate. An Amended and Restated Certificate of Incorporation of Parent in substantially the form attached as Exhibit E shall have been filed with the Delaware Secretary of State authorizing the issuance of the Parent Capital Stock contemplated by Section 1.6.

        7.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

               (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

               (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied (which performance or compliance shall be subject to Parent's or Merger Sub's ability to cure as provided in Section 9.1(e) below) in all material respects with all covenants, obligations and conditions of this Agreement required to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

               (c) Legal Opinion. The Company shall have received a legal opinion from Fenwick & West LLP, counsel to Parent, in substantially the form attached hereto as Exhibit F.

               (d) Parent Preferred Stock. Parent Preferred Stock having the rights, preferences, privileges and restrictions set forth in Exhibit E shall be authorized and issuable to holders of Preferred Stock of the Company as provided in Article I.

               (e) Founders' Employment. Each Founder and Parent shall have entered into an employment agreement providing for Parent's continued employment of such Founder after the Effective Time.

               (f) Investor Rights. The Proamics Preferred Holders (as defined below) shall have been added as parties to the Fourth Amended and Restated Investor Rights Agreement and such other agreements identified in the Series D Preferred Stock Purchase Agreement as are entered into by other investors in Series D Preferred Stock of Parent.

        7.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

               (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement (including the Company Schedules) shall be true and correct on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date and except where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect; and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the President and Chief Financial Officer of the Company;

               (b) Agreements and Covenants. The Company shall have performed or complied (which performance or compliance shall be subject to the Company's ability to cure as provided in Section 9.1(d) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and Chief Financial Officer of the Company;

               (c) No Material Adverse Change. There shall not have occurred since the date hereof any material adverse change in the business, assets (including intangible assets) financial condition, results of operations or sales prospects of the Company identified by the Company on or prior to the date hereof in connection with Parent's investigation of the Company, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and Chief Financial Officer of the Company.

               (d) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Schedule 2.6.

               (e) Legal Opinion. Parent shall have received a legal opinion from legal counsel to the Company, in substantially the form attached hereto as Exhibit G.

               (f) Appraisal Rights. Holders of not more than 9% of the outstanding shares of Company Capital Stock shall have exercised, nor shall they have any rights or continued right to exercise, appraisal rights under Delaware Law with respect to the transactions contemplated by this Agreement.

               (g) Termination of Company Investor Rights and Warrants. Parent shall have been furnished evidence satisfactory to it that (i) all investor rights granted by the Company to its shareholders and in effect prior to the Closing, including but not limited to dividend rights and rights of co-sale, first refusal, voting, registration, redemption, conversion, board observation or information or operational covenants and (ii) all warrants (including, without limitation, the Finova Warrant) with respect to Company Capital Stock and the Phantom Stock, shall have terminated as of the Closing.

               (h) Escrow Schedule. The Company shall have executed and delivered to Parent the Escrow Schedule (as defined in Section 8.2 hereof).

               (i) Non-Competition Agreements. The Non-Competition Agreements as required by Section 6.14 hereof shall have been duly executed and delivered to Parent.

               (j) Founder's Employment. Each Founder and Parent shall have entered into an employment agreement providing for Parent's continued employment of such Founder after the Effective Time.

               (k) Release Agreements. Each employee of the Company not offered employment by Parent following the Closing shall have executed a release agreement on terms and conditions acceptable to Parent.

               (l) Investor Representations. Each of the Company's shareholders shall have executed and delivered an Investment Representation Letter in the form provided by Parent and have otherwise fully complied with Section 4.1 above. The availability of exemptions from registration as described in Section
4.1 shall have been ensured to the satisfaction of Parent and its counsel.

               (m) Vector's Right to Purchase. Vector Capital II, L.P., a Delaware limited partnership, shall have fully exercised or waived its one-time right to cause the Company to sell to

Vector and/or entities designated by Vector shares of the Company's Preferred Stock pursuant to Section 2.4 of that certain Series A and Series B Preferred Stock Purchase Agreement dated March 9, 1999 by and among the Company and the purchasers listed therein.

               (n) Liquidation Amounts. The Chief Financial Officer of the Company shall have executed and delivered to Parent a certificate setting forth the Series A Liquidation Amount and Series C Liquidation Amount as of the Closing Date.

               (o) Series D Voting Agreement. All holders of the Company's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (the "PROAMICS PREFERRED HOLDERS") shall have entered into a voting agreement providing that they shall vote their Parent Preferred Stock in the same proportion as the votes cast by other holders of Series D Preferred Stock of Parent, with respect to matters as to which holders of Series D Preferred Stock of Parent are required or permitted to vote as a series; provided, however, the Proamics Preferred Holders shall not be subject to the foregoing voting requirement with respect to any vote by the holders of Series D Preferred Stock that would result in the rights, preferences or privileges of the Series D Preferred Stock held by the Proamics Preferred Holders being affected in a manner different from all other holders of Series D Preferred Stock of Parent.

               (p) Termination of Investor Rights for Finova. Finova shall have duly and validly terminated all investor rights, including but not limited to any and all dividend rights and rights of co-sale, first refusal, voting, registration, redemption, conversion, board observation or information or operational covenants in the Company or with respect to the Company's equity securities.

               (q) Approval Regarding Investor Rights. The holders of a majority of the Registerable Securities (as defined in the Fourth Amended and Restated Investor Rights Agreement) shall have approved the addition of the Proamics Preferred Holders as parties to the Fourth Amended and Restated Investor Rights Agreement and any other agreements identified in the Series D Preferred Stock Purchase Agreement entered into by the Proamics Preferred Holders as holders of Series D Preferred Stock of Parent.


                                  ARTICLE VIII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW


        8.1 Survival of Representations and Warranties. All of the Company's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Schedules) shall survive the Merger and continue until 5:00 p.m., California time, on the date which is eighteen (18) months following the Closing Date (the "EXPIRATION DATE").

        8.2 Escrow Arrangements.

               (a) Escrow Fund. At the Effective Time the Company's shareholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any shareholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any Company shareholder, will be deposited with Chase Manhattan Bank and Trust Company, N.A. (or other institution acceptable to Parent and the Securityholder Agent (as defined in Section 8.2(h) below)) as Escrow Agent (the "ESCROW AGENT"), such deposit to constitute an escrow fund (the "ESCROW FUND") to be governed by the terms set forth herein. The portion of the Escrow Amount contributed on behalf of each shareholder of the Company shall be in proportion to the aggregate Parent Common Stock and Parent Preferred Stock to which such holder would otherwise be entitled under Sections 1.6(c), (d) and (e) and shall be in the respective share amounts and percentages listed opposite each Company's shareholder's names listed in a schedule to be executed by the Company and delivered to Parent at Closing (the "ESCROW SCHEDULE"). All shares of Parent Common Stock and Parent Preferred Stock contributed to the Escrow Fund shall be vested and not subject to any right of repurchase, risk of forfeiture or other condition in favor of the Surviving Corporation. The Escrow Fund shall be available to compensate Parent and its affiliates (including the Surviving Corporation) for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense, as well as adjustments relating to Execution Net Book Value pursuant to Section 1.6(b) (hereinafter individually a "LOSS" and collectively "LOSSES") incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of the Company contained herein (or in any certificate, instrument, schedule or document attached to this Agreement and delivered by the Company in connection with the Merger), or (ii) any failure by the Company to perform or comply with any covenant or obligation contained herein; provided that such claims must be asserted on or before 5:00 p.m. (California Time) on the Expiration Date. Except as otherwise provided herein, Parent may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in Section 8.2(d) below) identifying Losses, the aggregate amount of which exceed $500,000 (except in the case of Losses arising from any breach or inaccuracy of Section 2.3, as to which such threshold shall not apply), have been delivered to the Escrow Agent as provided in paragraph (f) and such amount is determined pursuant to this Article VIII to be payable; in such case, Parent may recover shares from the Escrow Fund equal in value to all indemnified Losses (including any Losses within the $500,000 threshold) for which there is no objection or any objection had been resolved in accordance with the provisions of this Article VIII; provided, however, that to the extent third-party expenses, including, without limitation, legal and accounting fees incurred by the Company in connection with this Agreement and the Merger exceed $50,000 in the aggregate, such excess shall be deemed a Loss for purposes of Article VIII and shall be immediately reimbursable to Parent in accordance with this Article VIII (without regard to the $500,000 minimum threshold for Losses and without counting toward the $500,000 threshold). For purposes of this Article VIII, the phrases "Company shareholders" and "shareholders of the Company" shall refer to the shareholders of the Company immediately prior to the Effective Time.

               (b) Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the Expiration Date (the "ESCROW PERIOD"); provided, however, that the Escrow Period shall not terminate with respect to such amount (or some portion thereof), that together with the aggregate amount remaining in the Escrow Fund is necessary in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 8.2(g) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, as evidenced by written memorandum of the Securityholder Agent and Parent, the Escrow Agent shall deliver to the shareholders of the Company the remaining portion of the Escrow Fund not required to satisfy such claims; provided, however, the Escrow Agent shall release to the shareholders of the Company on the Expiration Date such portion of the Escrow Fund that is in excess of the amount in dispute of any unsatisfied claims. Deliveries of Escrow Amounts to the shareholders of the Company pursuant to this Section 8.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund (as set forth on the Escrow Schedule). At all times during the Escrow Period, the Company shareholders shall be deemed to be the record holders of their respective amounts of the Parent Common Stock and Parent Preferred Stock comprising the Escrow Amount. Securityholder Agent (as defined below) shall provide to the Escrow Agent a current schedule of Company shareholders' names and addresses and pro rata share of the Escrow Amount prior to the date of distribution of the Escrow Amount.

               (c) Protection of Escrow Fund.

                    (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                    (ii) Any shares of Parent Common Stock, Parent Preferred Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split or stock dividend) ("NEW SHARES") in respect of Parent Common Stock or Parent Preferred Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock or Parent Preferred Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock or Parent Preferred Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

                    (iii) Each Company shareholder shall be deemed the record holder of, and shall have voting, dividend, distribution and all other rights with respect to the shares of Parent Common Stock or Parent Preferred Stock contributed to the Escrow Fund by such shareholder (and on any voting securities and other equity securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

               (d) Claims Upon Escrow Fund.

                    (i) Upon receipt by the Escrow Agent at any time on or before the Expiration Date of a certificate signed by any officer of Parent (an "OFFICER'S CERTIFICATE"): (A) stating that Parent has paid or properly accrued (in accordance with GAAP) Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, and the nature of the misrepresentation, breach of warranty, covenant, obligation or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.2(f) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock and Parent Preferred Stock held in the Escrow Fund in an amount equal to such Losses.

                    (ii) For the purposes of determining the number of shares of Parent Common Stock and Parent Preferred Stock to be delivered to Parent out of the Escrow Fund pursuant to Section 8.2(d)(i) hereof, the shares of Parent Common Stock and Parent Preferred Stock shall be valued at $5.00 per share, regardless of class. Notwithstanding the foregoing, the Securityholder Agent shall have the right to pay any indemnifiable Losses owed to Parent hereunder in cash, in lieu of having the Escrow Agent release the number of Shares of Parent Capital Stock in satisfaction of such claim, and upon the Escrow Agent receiving cash in an amount of the indemnifiable Losses, the Escrow Agent shall release to the shareholders that number of shares as it would have released to Parent hereunder in satisfaction of such claim.

               (e) Transfers.

                    (i) In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Exhibit H hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

                    (ii) It is understood that the Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the other parties hereto to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank, or an intermediary bank designated.

                    (iii) Tax Identification Number. Each party hereto and Company shareholder, except the Escrow Agent, shall provide the Escrow Agent with their Tax Identification Number (TIN) as assigned by the Internal Revenue Service. All interest or other income earned under the Escrow Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

               (f) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, Parent shall deliver a duplicate copy of such certificate to the Securityholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall not deliver to Parent any Escrow Amounts pursuant to Section 8.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock and Parent Preferred Stock from the Escrow Fund in accordance with Section 8.2(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

               (g) Resolution of Conflicts; Arbitration.

                    (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock and Parent Preferred Stock from the Escrow Fund in accordance with the terms thereof.

                    (ii) If no such agreement can be reached after good faith negotiation, and in any event not later than sixty (60) days after receipt of the written objection of the Securityholder Agent, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.2(f) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                    (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Chicago, Illinois under the rules then in effect of the Judicial Arbitration and Mediation Services, Inc. For purposes of this Section 8.2(g), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent the sum of one-half (1/2) or less of the disputed amount plus any amounts not in dispute; otherwise, the shareholders of the Company as represented by the Securityholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration, independent of the escrow fund.

               (h) Securityholder Agent of the Shareholders; Power of Attorney.

                    (i) In the event that the Merger is approved, effective upon such vote, and without further act of any shareholder, Malcolm Lotzof shall be appointed as agent and attorney-in-fact (the "SECURITYHOLDER AGENT") for each shareholder of the Company (except such shareholders, if any, as shall have perfected their appraisal rights under Delaware Law), for and on behalf of shareholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock and Parent Preferred Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the shareholders of the Company from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the shareholders of the Company.

                    (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The shareholders of the Company on whose behalf the Escrow Amount was contributed to the Escrow Fund shall jointly and severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

               (i) Actions of the Securityholder Agent. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such shareholders, and the Escrow Agent and Parent may rely upon any such written decision, consent or instruction of the Securityholder Agent as being the decision, consent or instruction of each every such shareholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, consent or instruction of the Securityholder Agent.

               (j) Third-Party Claims.

                    (i) If any third party shall notify Parent or its affiliates hereto with respect to any matter (hereinafter referred to as a "THIRD PARTY CLAIM"), which may give rise to a claim by Parent against the Escrow Fund, then Parent shall give notice to the Securityholder Agent within 30 days of Parent becoming aware of any such Third Party Claim or of facts upon which any such Third Party Claim will be based setting forth such material information with respect to the Third party Claim as is reasonably available to Parent; provided, however, that no delay or failure on the part of Parent in notifying the Securityholder Agent shall relieve the Securityholder Agent and the Company shareholders from any obligation hereunder unless the Securityholder Agent and the Company shareholders are thereby materially prejudiced (and then solely to the extent of such prejudice). The Securityholder Agent and the Company shareholders shall not be liable for any attorneys fees and expenses incurred by Parent prior to Parent's giving notice to the Securityholder Agent of a Third Party Claim. The notice from Parent to the Securityholder Agent shall set forth such material information with respect to the Third Party Claim as is then reasonably available to Parent.

                    (ii) In case any Third Party Claim is asserted against Parent or its affiliates, and Parent notifies the Securityholder Agent thereof pursuant to Section 8.2(j)(i) hereinabove, the Securityholder Agent and the Company shareholders will be entitled, if the Securityholder Agent so elects by written notice delivered to Parent within 30 days after receiving Parent's notice, to assume the defense thereof, at the expense of the Company shareholders independent of the Escrow Fund, with counsel reasonably satisfactory to Parent so long as:

                             (A) Parent has reasonably determined that Losses
which may be incurred as a result of the Third Party Claim do not exceed either individually, or when aggregated with all other Third Party Claims, the total dollar value of the Escrow Fund determined in accordance with Section 8.2(d)(ii) hereof;

                             (B) the Third Party Claim involves only money
damages and does not seek an injunction or other equitable relief;

                             (C) settlement of, or an adverse judgment with
respect to, the Third Party Claim is not, in the good faith judgment of Parent, likely to establish a precedential custom or practice materially adverse to the continuing business interests of Parent; and

                             (D) counsel selected by the Securityholder Agent is
reasonably acceptable to Parent.

        If the Securityholder Agent and the Company shareholders so assume any such defense, the Securityholder Agent and the Company shareholders shall conduct the defense of the Third Party Claim actively and diligently. The Securityholder Agent and the Company shareholders shall not compromise or settle such Third Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of Parent and/or its affiliates, as applicable, which shall not be unreasonably withheld.

                    (iii) In the event that the Securityholder Agent assumes the defense of the Third Party Claim in accordance with Section 8.2(j)(ii) above, Parent or its affiliates may retain separate counsel and participate in the defense of the Third Party Claim, but the fees and expenses of such counsel shall be at the expense of Parent. Parent or its affiliates will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Securityholder Agent. Parent will cooperate in the defense of the Third Party Claim and will provide full access to documents, assets, properties, books and records reasonably requested by Securityholder Agent and material to the claim and will make available all officers, directors and employees reasonably requested by Securityholder Agent for investigation, depositions and trial.

                    (iv) In the event that the Securityholder Agent fails or elects not to assume the defense of Parent or its affiliates against such Third Party Claim, which Securityholder Agent had the right to assume under Section 8.2(j)(ii) above, Parent or its affiliates shall have the right to undertake the defense and Parent shall not compromise or settle such Third Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of Securityholder Agent. In the event that the Securityholder Agent is not entitled to assume the defense of Parent or its affiliates against such Third Party Claim pursuant to Section 8.2(j)(ii) above, Parent or its affiliates shall have the right to undertake the defense, consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it may deem appropriate (and Parent or its affiliates need not consult with, or obtain any consent from, the Securityholder Agent in connection therewith); provided, however, that except with the written consent of the Securityholder Agent, no settlement of any such claim or consent to the entry of any judgment with respect to such Third Party Claim shall alone be determinative of the validity of the claim against the Escrow Fund. In each case, Parent or its affiliates shall conduct the defense of the Third Party Claim actively and diligently, and the Securityholder Agent and the Company shareholders will cooperate with Parent or its affiliates in the defense of that claim and will provide full access to documents, assets, properties, books and records reasonably requested by Parent and material to the claim and will make available all individuals reasonably requested by Parent for investigation, depositions and trial.

               (k) Escrow Agent's Duties.

                    (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent and agreed to and signed by the Escrow Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The

Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                    (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                    (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                    (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                    (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any written instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                    (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and Parent Preferred Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock and Parent Preferred Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                    (vii) Parent and the Surviving Corporation agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter; provided, however, that in the event the Securityholder Agent shall be the Non-Prevailing Party in connection with any claim or action initiated by a Company shareholder or Company shareholders, then such Company shareholder or Company shareholders shall be responsible for the indemnification of the Escrow Agent to the full extent provided by this paragraph.

                    (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

                    (ix) Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                    (x) It is further understood that any corporation into which the Escrow Agent is its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity my be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

               (l) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorneys' fees, and expenses occasioned by such default, delay, controversy or litigation. Parent promises to pay these sums upon demand.

               (m) Maximum Liability and Remedies. Except for fraud and willful misconduct and Losses arising from any breach or inaccuracy of Section 2.3, the rights of Parent to make claims upon the Escrow Fund in accordance with this
Article VIII shall be the sole and exclusive remedy of Parent and the Surviving Corporation after the Closing with respect to any representation, warranty, covenant, or obligation or agreement made by the Company under this Agreement and no former shareholder, option holder, warrant holder, director, officer, employee or agent of the Company shall have any personal liability to Parent or the Surviving Corporation after the Closing in connection with the Merger.

        8.3 Indemnification by Parent. Parent shall indemnify and hold the Company shareholders, free and harmless from and against any and all Losses (excluding any adjustments to Execution Net Book Value) incurred by the Company shareholders as a result of (i) any inaccuracy or breach of a representation or warranty of Parent contained herein (or in any certificate, instrument, schedule or document attached to this Agreement and delivered by Parent in connection with the Merger) or (ii) any failure by Parent to perform or comply with any covenant or obligation contained herein; provided that such claim must be asserted on or before 5:00 p.m. (California time) on the Expiration Date. Notwithstanding the foregoing, (i) except for Losses arising from any breach or inaccuracy of Section 3.2, Parent shall have no obligation to indemnify a Company shareholder (if at all) until such shareholder has incurred aggregate Losses in excess of that portion of $500,000 that the aggregate number of shares received by such shareholder under Section 1.6 bears to 9,722,000 (in which case such shareholder may seek indemnity for all Losses subject to (ii) below) and
(ii) the maximum aggregate liability of Parent under this Section 8.3 for Losses (except for Losses arising from any inaccuracy or breach of Section 3.2) incurred by Company shareholders is $10,000,000. Any and all claims by Company shareholders against Parent shall be resolved in a manner consistent with
Section 8.2(g). Any amounts paid by Parent under this Section 8.3 may, in the discretion of Parent, be paid wholly or partially in publicly traded and listed common stock of Parent, based on the market price of such stock at the time of payment.


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER


        9.1 Termination. Except as provided in Section 9.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Closing
Date:

               (a) by mutual written consent duly authorized by the Board of Directors of the Company and Parent;

               (b) by either Parent or the Company if: (i) the Closing Date has not occurred by December 31, 1999 (provided that the right to terminate this Agreement under this clause 9.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date and such action or failure constitutes a breach of this Agreement); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

               (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent;

               (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in Section 7.3(a) or 7.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company prior to December 31, 1999 through the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this Section 9.1(d) unless such breach is not cured prior to December 31, 1999 (but no cure period shall be required for a breach which by its nature cannot be cured);

               (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and as a result of such breach the conditions set forth in Section 7.2(a) or 7.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Parent or Merger Sub prior to December 31, 1999 through the exercise of its reasonable best efforts, then for so long as Parent or Merger Sub continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this
Section 9.1(e) unless such breach is not cured prior to December 31, 1999 (but no cure period shall be required for a breach which by its nature cannot be cured).

        Where action is taken to terminate this Agreement pursuant to Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

        9.2 Effect of Termination. Except as set forth in Section 10.2, any termination of this Agreement under Section 9.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except (a) as set forth in this Section 9.2 and Article X (general provisions, including expenses), each of which shall survive the termination of this Agreement, and (b) nothing herein shall relieve any party from liability for any breach of this Agreement. Notwithstanding the foregoing, upon termination of this Agreement, neither Parent nor the Company shall be liable for the breach or inaccuracy of any representation or warranty resulting from the occurrence of any event after the date hereof. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement.

        9.3 Amendment. Except as is otherwise required by applicable law, prior to the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent and the Company. Except as is otherwise required by applicable law, after the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent and by Company shareholders who receive more than 50% of the Parent Capital Stock issued or to be issued pursuant to
Section 1.6, or by all of the Company shareholders in the case of an amendment to Articles VIII.

        9.4 Extension; Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                    ARTICLE X

                               GENERAL PROVISIONS


        10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)    if to Parent or Merger Sub, to:

                      Niku Corporation
                      305 Main Street
                      Redwood City, California 94063
                      Attention:

                      Telephone:   (650) 298-4600
                      Facsimile:   (650) 298-5934
                      with a copy to:

                      Fenwick & West LLP
                      Two Palo Alto Square
                      Palo Alto, California 94303
                      Attention:   Dennis R. DeBroeck, Esq.
                      Telephone:   (650) 494-0600
                      Facsimile:   (650) 494-1417

               (b)    if to the Company, to:

                      Proamics Corporation
                      300 Tri State International, No. 100
                      Lincolnshire, Illinois 60059
                      Attention:   Malcolm L. Lotzof
                                   Chief Executive Officer
                      Telephone:   (847) 945-8100
                      Facsimile:   (847) 945-8253

                      with a copy to:

                      Shefsky & Froelich Ltd.
                      444 North Michigan Avenue
                      Chicago, Illinois 60611
                      Attention:   Mitchell D. Goldsmith
                      Telephone:   (312) 836-4006
                      Facsimile:   (312) 527-5921

               (c)    if to the Securityholder Agent:

                      Malcolm Lotzof
                      300 Tri-State International, No. 100
                      Lincolnshire, Illinois 60059
                      Telephone:   (847) 945-8100
                      Facsimile:   (847) 945-8250

               (d)    if to the Escrow Agent:

                      Chase Manhattan Bank and Trust Company, N.A.
                      101 California Street, Suite 2725
                      San Francisco, California 94111
                      Attention:   Mitch Gardner
                      Telephone:   (415) 282-0844
                      Facsimile:   (415) 954-9561

        10.2 Expenses.

               (a) In the event the Merger is not consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

               (b) Subject to the provisions of Section 8.2, in the event the Merger is consummated, the Surviving Corporation shall be responsible for the payment of all Third Party Expenses, including Third Party Expenses incurred by the Company.

        10.3 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "AGREEMENT" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        10.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        10.5 Entire Agreement; Assignment. Except for the Confidentiality Agreement, this Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein:
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

        10.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        10.7 Other Remedies. Except as otherwise provided herein (including as set forth in Section 8.2(l)), any and all remedies herein expressly conferred upon a party will be deemed exclusive, and no party hereto shall have any other remedy conferred by law or equity upon such party, where a remedy or remedies have been expressly conferred upon such party herein. No party shall be able to avoid the limitations expressly set forth in Article VIII.

        10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California or Illinois, as applicable, for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

        10.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        10.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.


                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

        IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Securityholder Agent (as to Article VIII only) and the Escrow Agent (as to matters set forth in Article VIII only) have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

PROAMICS CORPORATION                  NIKU CORPORATION
a Delaware corporation                a Delaware corporation


By:                                   By:
   -----------------------------         ----------------------------------
        Malcolm Lotzof                       Farzad Dibachi
        Chief Executive Officer              Chief Executive Officer


                                      NIKU ACQUISITION CORPORATION
                                      a Delaware corporation


                                      By:
                                         ----------------------------------
                                             Farzad Dibachi
                                             President


SECURITYHOLDER AGENT:


--------------------------------
    Name:  Malcolm Lotzof


ESCROW AGENT

CHASE MANHATTAN BANK AND TRUST COMPANY, N.A.


By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------



            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

                               TABLE OF CONTENTS

                                                                                              PAGE
                                                                                              ----
ARTICLE I      THE MERGER........................................................................2

        1.1  The Merger..........................................................................2
        1.2  Effective Time......................................................................2
        1.3  Effect of the Merger................................................................2
        1.4  Certificate of Incorporation; Bylaws................................................2
        1.5  Directors and Officers..............................................................2
        1.6  Maximum Aggregate Merger Consideration; Effect on Capital Stock.....................3
        1.7  Appraisal Rights....................................................................6
        1.8  Surrender of Certificates...........................................................7
        1.9  No Further Ownership Rights in Company Capital Stock................................8
        1.10 Lost, Stolen or Destroyed Certificates..............................................8
        1.11 Tax and Accounting Consequences.....................................................9
        1.12 Taking of Necessary Action; Further Action..........................................9

ARTICLE II     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................................9

        2.1  Organization and Qualification......................................................9
        2.2  Subsidiaries.......................................................................10
        2.3  Company Capital Structure..........................................................10
        2.4  Authority..........................................................................11
        2.5  No Conflict........................................................................11
        2.6  Consents...........................................................................12
        2.7  Company Financial Statements.......................................................12
        2.8  No Undisclosed Liabilities.........................................................12
        2.9  No Changes.........................................................................12
        2.10 Tax and Other Returns and Reports..................................................14
        2.11 Restrictions on Business Activities................................................16
        2.12 Title to Properties; Absence of Liens and Encumbrances.............................16
        2.13 Governmental Authorization.........................................................17
        2.14 Intellectual Property..............................................................17
        2.15 Product Warranties; Defects; Liabilities...........................................22
        2.16 Agreements, Contracts and Commitments..............................................22
        2.17 [INTENTIONALLY OMITTED.]...........................................................24
        2.18 Interested Party Transactions......................................................24
        2.19 Compliance with Laws...............................................................24
        2.20 Litigation.........................................................................24
        2.21 Insurance..........................................................................25
        2.22 Minute Books.......................................................................25
        2.23 Environmental Matters..............................................................25
        2.24 Brokers' and Finders' Fees.........................................................26
        2.25 Employee Matters and Benefit Plans.................................................26
        2.26 Bank Accounts......................................................................30

        2.27 Indemnification Obligations........................................................30
        2.28 Stock Redemption Agreements........................................................30
        2.29 Transaction with Lotzof & Associates, Inc..........................................31
        2.30 Transaction with Isthmus Corporation...............................................31
        2.31 Warrant Cancellation Agreement.....................................................31
        2.32 Merger between Proamics-Illinois and Proamics-Delaware.............................31
        2.33 No Royalty Obligations to Platinum.................................................31
        2.34 Representations Complete...........................................................31

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..........................32

        3.1  Organization, Good Standing and Qualification......................................32
        3.2  Capitalization and Voting Rights...................................................32
        3.3  Subsidiaries.......................................................................33
        3.4  Authorization......................................................................33
        3.5  Consents and Agreements............................................................34
        3.6  Litigation.........................................................................34
        3.7  Proprietary Information and Inventions Agreements..................................34
        3.8  Title to Property and Assets.......................................................34
        3.9  Financial Statements...............................................................34
        3.10 Books and Records..................................................................35
        3.11 Rights of Registration.............................................................35
        3.12 Proprietary Rights.................................................................35
        3.13 No Conflict of Interest............................................................35
        3.14 Tax Returns........................................................................35
        3.15 Compliance with Laws...............................................................36
        3.16 Year 2000 Compliance...............................................................36
        3.17 No Contravention...................................................................36
        3.18 Disclosure.........................................................................37

ARTICLE IV     SECURITIES ACT COMPLIANCE; REGISTRATION..........................................37

        4.1  Securities Act Exemption...........................................................37
        4.2  Stock Restrictions.................................................................37
        4.3  The Company Shareholders' Restrictions Regarding Securities Law Matters............37

ARTICLE V      CONDUCT PRIOR TO THE EFFECTIVE TIME..............................................38

        5.1  Conduct of Business of the Company.................................................38
        5.2  Notices............................................................................41

ARTICLE VI     ADDITIONAL AGREEMENTS............................................................41

        6.1  Preparation of Information Statement...............................................41

        6.2  Shareholder Approval...............................................................42
        6.3  Access to Information..............................................................42
        6.4  Confidentiality....................................................................42
        6.5  Public Disclosure..................................................................42
        6.6  Consents...........................................................................42
        6.7  Legal Conditions to the Merger.....................................................43
        6.8  Best Efforts; Additional Documents and Further Assurances..........................43
        6.9  Notification of Certain Matters....................................................43
        6.10 Reorganization.....................................................................44
        6.11 Voting Agreements..................................................................44
        6.12 Non-Competition Agreements.........................................................44
        6.13 Blue Sky Laws......................................................................44
        6.14 Benefit Arrangements...............................................................44
        6.15 Termination of Company Investor Rights and Warrants................................45
        6.16 No Solicitation....................................................................45
        6.17 Loan to the Company................................................................46
        6.18 Observer Seat......................................................................46

ARTICLE VII    CONDITIONS TO THE MERGER.........................................................47

        7.1  Conditions to Obligations of Each Party to Effect the Merger.......................47
        7.2  Additional Conditions to Obligations of the Company................................47

ARTICLE VIII   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW...............................50

        8.1  Survival of Representations and Warranties.........................................50
        8.2  Escrow Arrangements................................................................51
        8.3  Indemnification by Parent..........................................................60

ARTICLE IX     TERMINATION, AMENDMENT AND WAIVER................................................60

        9.1  Termination........................................................................60
        9.2  Effect of Termination..............................................................61
        9.3  Amendment..........................................................................62
        9.4  Extension; Waiver..................................................................62

ARTICLE X      GENERAL PROVISIONS...............................................................62

        10.1 Notices............................................................................62
        10.2 Expenses...........................................................................64
        10.3 Interpretation.....................................................................64
        10.4 Counterparts.......................................................................64
        10.5 Entire Agreement; Assignment.......................................................64
        10.6 Severability.......................................................................64

        10.7 Other Remedies.....................................................................64
        10.8 Governing Law......................................................................65
        10.9 Rules of Construction..............................................................65
        10.10 Specific Performance..............................................................65

                                   EXHIBIT A

                                VOTING AGREEMENT

        This VOTING AGREEMENT (this "AGREEMENT") is entered into as of November 16, 1999 (the "AGREEMENT DATE") by and between Niku Corporation, a Delaware corporation ("PARENT") and [Proamics Stockholder] ("STOCKHOLDER").

                                    RECITALS

        A. Parent, Niku Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB") and Proamics Corporation, a Delaware corporation (the "COMPANY") are entering into an Agreement and Plan of Reorganization dated as of November 16, 1999, as such may be hereafter amended from time to time (the "PLAN") that provides (subject to the conditions set forth therein) for the merger of the Company with and into Merger Sub (the "MERGER") with the Merger Sub to survive the Merger. Upon the effectiveness of the Merger, the outstanding shares of the Company's Capital Stock will be converted into shares of Parent Capital Stock, all as more particularly set forth in the Plan. Capitalized terms used but not otherwise defined in this Agreement will have the same meanings ascribed to such terms in the Plan.

        B. As of the Agreement Date, Stockholder owns in the aggregate (including shares held both beneficially and of record and other shares held either beneficially or of record) the number of shares of Company Capital Stock set forth below Stockholder's name on the signature page of this Agreement (all such shares, together with any shares of Company Capital Stock or any other shares of capital stock of the Company that may hereafter be acquired by Stockholder, being collectively referred to herein as the "SUBJECT SHARES"). If, between the Agreement Date and the Expiration Date (as defined herein), the outstanding shares of Company Capital Stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the shares constituting the Subject Shares shall be appropriately adjusted, and shall include any shares or other securities of the Company issued on, or with respect to, the Subject Shares in such a transaction.

        C. As a condition to the willingness of Parent and Merger Sub to enter into the Plan, Parent and Merger Sub have required that Stockholder agree, and in order to induce Parent and Merger Sub to enter into the Plan, Stockholder has agreed to enter into this Agreement.

        The parties to this Agreement, intending to be legally bound by this Agreement, hereby agree as follows:

SECTION 1.  TRANSFER OF SUBJECT SHARES

        1.1 NO DISPOSITION OR ENCUMBRANCE OF SUBJECT SHARES.

                (a) Stockholder hereby covenants and agrees with Parent and Merger Sub that, prior to the Expiration Date (as defined below), Stockholder will not, directly or indirectly, (i) offer, sell, offer to sell, or contract or agree to sell any of the Subject Shares, (ii) grant any option to purchase or otherwise dispose of any Subject Shares, (iii) pledge, encumber or transfer any Subject Shares or (iv) announce any offer, sale, offer of sale, contract of sale or grant of any option to purchase or otherwise dispose of, or any pledge, encumbrance or transfer of, any of the Subject Shares, to any person or entity other than Parent.

                (b) As used in this Agreement, the term "EXPIRATION DATE" shall mean the earlier of (i) the date upon which the Plan is validly terminated in accordance with its terms or (ii) the Effective Time of the Merger.

        1.2 TRANSFER OF VOTING RIGHTS. Stockholder covenants and agrees that, prior to the Expiration Date, Stockholder will not deposit any of the Subject Shares into a voting trust or grant a proxy or enter into an agreement of any kind with respect to any of the Subject Shares, except for the Proxy called for by Section 2.2 of this Agreement.

SECTION 2.  VOTING OF SUBJECT SHARES

        2.1 AGREEMENT. Stockholder hereby agrees that, prior to the Expiration Date, at any meeting of the stockholders of the Company, however called, and in any action taken by the written consent of stockholders of the Company without a meeting, unless otherwise directed in writing by Parent, Stockholder shall vote the Subject Shares:

                (i) in favor of the Merger, the execution and delivery by the Company of the Plan and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Plan and any action required in furtherance hereof and thereof;

                (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Plan or that would preclude fulfillment of a condition precedent under the Plan to the Company's, Parent's or Merger Sub's obligation to consummate the Merger; and

                (iii) in favor of the termination (by amendment of any such agreement or otherwise), effective immediately prior to the effectiveness of the Merger, of any rights of first refusal, rights of notice, rights of co-sale, information rights, registration rights, preemptive rights or similar rights of Stockholder under any agreement, arrangement or understanding applicable to the Subject Shares.

Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause "(i)", "(ii)" or "(iii)" of this Section 2.1.

        2.2 PROXY. Contemporaneously with the execution of this Agreement, Stockholder shall deliver to Parent a proxy with respect to the Subject Shares in the form attached hereto as Exhibit 1, which proxy shall be irrevocable to the fullest extent permitted by law (the "PROXY").

SECTION 3.  WAIVERS

        3.1 APPRAISAL RIGHTS. Stockholder hereby agrees not to exercise any rights of appraisal and any dissenters' rights that Stockholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with the Merger.

        3.2 RIGHTS OF FIRST REFUSAL, ETC. Stockholder hereby waives any rights of first refusal, rights of co-sale, registration rights, preemptive rights, rights of redemption or repurchase, rights to notice and similar rights of Stockholder under any agreement, arrangement of understanding applicable to the Subject Shares or any other shares of Company Capital Stock, in each case as the same may apply to the execution and delivery of the Plan and the consummation of the Merger and the other transactions contemplated by the Plan. Effective immediately prior to the effectiveness of the Merger, Stockholder hereby agrees and consents to the termination of any such rights and agreements. Stockholder agrees to take such actions, and execute and deliver such agreements and documents, as may reasonably be requested by Parent in order to effect, confirm or evidence the foregoing waivers and terminations.

SECTION 4.  NO SOLICITATION

        Stockholder covenants and agrees that, during the period commencing on the date of this Agreement and ending on the Expiration Date, Stockholder shall not, directly or indirectly, and shall not authorize or permit any agent or representative of Stockholder, directly or indirectly, to: (i) solicit, initiate, cooperate with, facilitate, encourage or induce the making, submission or announcement of, any offer, or any effort or attempt concerning any Acquisition Proposal (as defined in the Plan) or take any action that could reasonably be expected to lead to an Acquisition Proposal; (ii) furnish any information regarding the Company to any person or entity in connection with or in response to any Acquisition Proposal or potential Acquisition Proposal or any proposal for an Acquisition Proposal; (iii) consider any inquiries or proposals received from any party concerning any Acquisition Proposal; (iv) participate or engage in any discussions or negotiations with any person or entity with respect to any Acquisition Proposal; (v) approve, endorse or recommend any Acquisition Proposal; or (vi) enter into any letter of intent or other similar document or any written, oral or other agreement, contract or legally binding commitment contemplating or otherwise relating to any Acquisition Proposal. Stockholder shall immediately cease any existing discussions with any person or entity that relate to any potential Acquisition Proposal, provided, however, that the foregoing agreements and covenants are made by Stockholder solely in such Stockholder's capacity as a stockholder of the Company and not as a director of the Company, it being understood and agreed that nothing in this Section 4 shall prevent any Stockholder from discharging any fiduciary obligations that such Stockholder may have as a director of the Company.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

        Stockholder hereby represents and warrants to Parent as follows:

        5.1 DUE ORGANIZATION, AUTHORIZATION, ETC. Stockholder has all requisite power and capacity to execute and deliver this Agreement and to perform Stockholder's obligations hereunder. This Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        5.2 NO CONFLICTS OR CONSENTS.

                (a) The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not: (i) conflict with or violate any Order applicable to Stockholder or by which Stockholder or any of Stockholder's properties or Subject Shares is bound or affected; or (ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien, restriction, adverse claim, encumbrance or security interest in or to any of the Subject Shares pursuant to, any written, oral or other agreement, contract or legally binding commitment to which Stockholder is a party or by which Stockholder or any of Stockholder's properties (including but not limited to the Subject Shares) is bound or affected.

                (b) The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not, require any written, oral or other agreement, contract or legally binding commitment of any third party.

        5.3 TITLE TO SUBJECT SHARES. As of the Agreement Date, Stockholder owns of record and beneficially the Subject Shares set forth under Stockholder's name on the signature page hereof free and clear of any restrictions (other than restrictions under applicable federal and state securities laws), liens, encumbrances, security interests or adverse claims, and does not directly or indirectly own, either beneficially or of record, any shares of capital stock of the Company, or rights to acquire any shares of capital stock of the Company, other than the Subject Shares set forth below Stockholder's name on the signature page hereof.

        5.4 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

SECTION 6.  COVENANTS OF STOCKHOLDER

        6.1 FURTHER ASSURANCES. From time to time and without additional consideration, Stockholder will execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, proxies, consents and other instruments, and perform such further acts, as Parent may reasonably request for the purpose of effectively carrying out and furthering the intent of this Agreement and the Proxy.

        6.2 LEGEND. Upon the request of Parent, Stockholder shall instruct the Company to cause each certificate of Stockholder evidencing the Subject Shares to bear a legend in the following form:

        THE SHARES REPRESENTED BY THIS CERTIFICATE AND THE RIGHT TO VOTE THESE SHARES ARE SUBJECT TO THE TERMS OF A VOTING AGREEMENT, DATED NOVEMBER 16, 1999 (THE "VOTING AGREEMENT"), BETWEEN PARENT AND THE REGISTERED HOLDER OF THIS CERTIFICATE. THESE SHARES MAY NOT BE VOTED, SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE VOTING AGREEMENT, AS IT MAY BE AMENDED. A COPY OF THE VOTING AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. SUCH AGREEMENT IS BINDING ON ALL TRANSFEREES OF THESE SHARES.

SECTION 7.  MISCELLANEOUS

        7.1 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid as provided in the Plan.

        7.2 GOVERNING LAW. The internal laws of the State of Delaware (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

        7.3 ASSIGNMENT, BINDING EFFECT, THIRD PARTIES. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Parent may assign all or any of its rights hereunder to any wholly-owned subsidiary of Parent. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of (i) Stockholder and Stockholder's heirs, successors and assigns and (ii) Parent and its successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person or entity other than the parties hereto or their respective heirs, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        7.4 SEVERABILITY. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

        7.5 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

        7.6 AMENDMENT; WAIVER. This Agreement may be amended by the written agreement of the parties hereto. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement will be effective unless such waiver is set forth in a writing signed by such party. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

        7.7 NOTICES. All notices and other communications required or permitted under this Agreement will be in writing and will be either hand delivered in person, sent by telecopier, sent by certified or registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered or sent by telecopier, four (4) days after mailing if sent by mail, and one (l) business day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section:

               if to Stockholder:

                      at the address set forth below Stockholder's signature on the signature page hereto;

               if to Parent:

                      Niku Corporation
                      305 Main Street
                      Redwood City, CA 94063
                      Attn:  Chief Financial Officer
                      Facsimile:  (650) 298-5934

or to such other address as a party designates in a writing delivered to each of the other parties hereto.

        7.8 ENTIRE AGREEMENT. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party hereto unless made in writing and signed by both parties hereto. The parties hereto waive trial by jury in any action at law or suit in equity based upon, or arising out of, this Agreement or the subject matter hereof.

        7.9 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that, in addition to any other remedy to which Parent is entitled at law or in equity, Parent shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any California court or in any other court of competent jurisdiction.

        7.10 OTHER AGREEMENTS. Nothing in this Agreement shall limit any of the rights or remedies of Parent or any of the obligations of Stockholder under any other agreement.

        7.11 CONSTRUCTION. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. Unless otherwise indicated herein, all references in this Agreement to "Sections" refer to sections of this Agreement. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

         [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.]

        IN WITNESS WHEREOF, Parent and Stockholder have caused this Agreement to be executed as of the Agreement Date first written above.

NIKU CORPORATION                            STOCKHOLDER

By:_______________________________          Name:_______________________________

                                                         (Please Print)

Title:____________________________          By:_________________________________
                                                           (Signature)

                                            Title:______________________________

                                            Address:____________________________

                                            Facsimile:  (   )___________________

                                            Number of Shares of Company Common
                                            Stock owned by Stockholder as of the
                                            Agreement Date: ________________

                                            Number of Shares of Company Capital
                                            Stock owned by Stockholder as of the
                                            Agreement Date:

                                            Series A: ________________

                                            Series B: ________________

                                            Series C: ________________

                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                    EXHIBIT 1

                                IRREVOCABLE PROXY

        The undersigned stockholder of Proamics Corporation, a Delaware corporation (the "COMPANY"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes the members of the Board of Directors of Niku Corporation, a Delaware corporation ("PARENT"), and each of them, the attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the fullest extent of the undersigned's rights with respect to (i) the shares of capital stock of the Company owned by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire after the date hereof. (The shares of the capital stock of the Company referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "SHARES.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

        This proxy is irrevocable, is coupled with an interest and is granted in connection with that certain Voting Agreement, dated as of the date hereof, between Parent and the undersigned (the "VOTING AGREEMENT"), and is granted in consideration of Parent entering into the Agreement and Plan of Reorganization, dated as of November 16, 1999, among Parent, Niku Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("MERGER SUB") and the Company (the "PLAN"). Capitalized terms used but not otherwise defined in this proxy have the meanings ascribed to such terms in the Plan.

        The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the Expiration Date (as defined in the Plan) at any meeting of the stockholders of the Company, however called, or in any action by written consent of stockholders of the
Company:

                (i) in favor of the Merger, the execution and delivery by the Company of the Plan, the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Plan, and any action required in furtherance hereof and thereof;

                (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Plan or that would preclude fulfillment of a condition precedent under the Plan to the Company's, Parent's or Merger Sub's obligation to consummate the Merger; and

                (iii) in favor of the termination (by amendment of any such agreement or otherwise), effective immediately prior to the effectiveness of the Merger, of any rights of first refusal, rights of co-sale, information rights, registration rights, preemptive rights or similar rights of Stockholder under any agreement, arrangement or understanding applicable to the Subject Shares.

        Prior to the Expiration Date (as such term is defined in the Voting Agreement), at any meeting of the stockholders of the Company without a meeting, however called, and in any action by written consent of stockholders of the Company, the attorneys and proxies named above may, in their sole discretion, elect to abstain from voting on any matter covered by the foregoing subparagraphs (i) through (iv) above.

        The undersigned stockholder may vote the Shares on all other matters.

        This proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

        Any obligation of the undersigned hereunder shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

        This proxy shall terminate upon the Expiration Date.

Dated: November __, 1999

                                            Stockholder Name:___________________


                                            Signature:__________________________


                                            Title (If Applicable):______________


                                            Number of Shares of Company Common
                                            Stock Owned: ______________

                                            Number of Shares of Company Capital
                                            Stock Owned:

                                            Series A: ________________

                                            Series B: ________________

                                            Series C: ________________

                                    EXHIBIT B

                            NON-COMPETITION AGREEMENT

        This Non-Competition Agreement (this "AGREEMENT") is made and entered into as of November 16, 1999 (the "EXECUTION DATE") by and among Niku Corporation, a Delaware corporation ("PARENT") and Proamics Corporation, a Delaware corporation (the "COMPANY"), on the one hand, and [Employee] ("EMPLOYEE"), on the other hand.

                                 R E C I T A L S

        A. Concurrently with the execution of this Agreement, Parent, Niku Acquisition Corporation, a Delaware corporation that is a wholly-owned subsidiary of Parent ("MERGER Sub") and the Company have entered into an Agreement and Plan of Reorganization dated as of November 16, 1999 (the "PLAN"), which provides for the merger (the "MERGER") of the Company with and into Merger Sub, with Merger Sub to be the surviving corporation of the Merger. Upon the effectiveness of the Merger, the outstanding capital stock of the Company will be converted into shares of Parent Capital Stock in the manner and on the basis set forth in the Plan. Capitalized terms that are used in this Agreement and that are not defined herein shall have the same respective meanings that are given to such terms in the Plan.

        B. Employee owns Company Capital Stock and is an officer and key employee of the Company, and upon the effectiveness of the Merger, will receive shares of Parent Capital Stock having substantial value by virtue of the conversion of Employee's Company Capital Stock in the Merger. Employee's talents and abilities are critical to the Company's ability to continue to successfully carry on its business.

        C. One of the material conditions precedent to the obligation of Parent to consummate the Merger under the Plan is that Employee has executed, entered into and is bound by this Agreement with Parent and the Company. Employee is therefore entering into this Agreement as a material inducement and consideration to Parent to enter into the Plan, to issue the consideration payable to Employee and the other Company stockholders in the Merger and to consummate the Merger, and to ensure that Parent effectively acquires the goodwill of the Company through the Merger.

        NOW, THEREFORE, in consideration of the facts stated in the foregoing recitals and the promises made herein, Parent, the Company and Employee hereby agree as follows:

        1. EFFECTIVENESS OF OBLIGATIONS. This Agreement shall become effective if and only if the Merger is consummated, and shall become effective upon the date and time that the Merger is consummated and becomes legally effective (such date and time being hereinafter referred to as the "EFFECTIVE TIME").

        2. CERTAIN DEFINITIONS.

                (a) Affiliate. As used herein, the term "AFFILIATE" will have the meaning given to such term in Rule 405 of Regulation C promulgated under the Securities Act of 1933, as amended, and refers both to a present and future Affiliate.

                (b) Competing Business. As used herein, the term "COMPETING BUSINESS" means (i) the business of developing, marketing, licensing, or distributing any PSA Products (as defined below), including any product, suite of products, subset of products, or module used therein, and (ii) the business of providing training, support and consulting services to users of PSA Products with respect to such users' installation, implementation or use of such PSA Products, provided, however, that the Employee may provide such consulting services to any third party upon Parent's prior written consent. As used herein "PSA Products" means software applications for managing professional services organizations and/or professional services departments, including, without limitation, applications for managing employee records and resources, client projects, expenses, billing and accounts management.

                (c) Covenant Period. As used herein, the term "COVENANT PERIOD" means that period of time commencing on the Effective Time and ending on the second (2nd) anniversary of the Effective Time.

                (d) Engaging in Business. As used in Section 3 of this Agreement, each of the following activities, without limitation, shall be deemed to constitute "ENGAGING IN A BUSINESS": to engage in, carry on, work with, be employed by, consult for, invest in, solicit customers for, own stock or any other equity or ownership interest in, advise, lend money to, guarantee the debts or obligations of, contribute, sell or license intellectual property to, or permit one's name or any part thereof to be used in connection with, any enterprise or endeavor, either individually, in partnership or in conjunction with any person, firm, association, partnership, joint venture, limited liability company, corporation or other business, whether as principal, agent, stockholder, lender, partner, joint venturer, member, director, officer, employee or consultant. However, nothing contained in this Agreement shall prohibit Employee from: (i) being employed by or serving as a consultant to Parent (or any other Affiliate of Parent); (ii) acquiring or holding at any one time less than five percent (5%) of the outstanding securities of any publicly traded company (other than any publicly traded company with respect to which Employee is engaged in any business (as defined in this Section) in violation of Employee's covenants in Section 3 hereof); (iii) holding stock of Parent; or
(iv) acquiring or holding an interest in a mutual fund, limited partnership, venture capital fund or similar investment entity of which Employee is not an employee, officer or general partner and has no power to make, participate in or directly influence the investment decisions of such mutual fund, limited partnership, venture capital fund or investment entity.

                (e) Surviving Corporation. As used herein, the term "SURVIVING Corporation" means Merger Sub, the surviving corporation of the Merger.

        3. NON-COMPETITION AND NON-SOLICITATION COVENANTS.

                (a) Non-Competition. Employee hereby covenants and agrees with Parent and the Company that, at all times during the Covenant Period, Employee shall not, either directly or indirectly, engage in any Competing Business (i) in any state of the United States of America or (ii) in any country in which the Company has conducted business on or before the Effective Time (including, without limitation, any county, state, territory, possession or country in which any customer of the Company who utilizes the Company's products or services is located or in which the Company has solicited business as of the Effective
Time). Employee acknowledges and agrees with Parent and the Company that the Company shall be deemed for the purpose of this Section 3 to have engaged in business at a national level in the United States of America in each state of the United States of America and in the countries of the United Kingdom and Canada.

                (b) Non-Solicitation of Customers. In addition to, and not in limitation of, the non-competition covenants of Employee in Section 3(a) above, Employee agrees with Parent and the Company that, at all times during the Covenant Period, Employee will not, either for Employee or for any other person or entity, directly or indirectly (other than for Parent and any of its Affiliates), solicit business relating to the Competing Business from, or attempt to market, sell, distribute, license or otherwise provide PSA Products to, or attempt to market or provide training, support, consulting and other services with respect to the installation, implementation or use of PSA Products to, any customer of the Company, Parent or any of their respective Affiliates.

                (c) Non-Solicitation of Employees or Consultants. In addition to, and not in limitation of, the non-competition covenants of Employee in
Section 3(a) above, Employee agrees with Parent and the Company that, at all times during the Covenant Period, Employee will not, either for Employee or for any other person or entity, directly or indirectly, solicit, induce or attempt to induce any director, employee, consultant or contractor of Parent, the Surviving Corporation or any of their Affiliates to terminate his or her employment or his, her or its services with, Parent, the Surviving Corporation or any of their respective Affiliates or to take employment with any other party.

        4. SEVERABILITY. Should a court or other body of competent jurisdiction determine that any term or provision of this Agreement is excessive in scope or duration or is unenforceable, then the parties agree that such term or provision shall not be voided or made unenforceable, but rather shall be modified to the extent necessary to be enforceable, in accordance with the purposes stated in this Agreement and with applicable law, and all other terms and provisions of this Agreement shall remain valid and fully enforceable.

        5. SPECIFIC PERFORMANCE. Employee agrees that, in the event of any breach or threatened breach by Employee of any covenant or obligation contained in this Agreement, each of Parent and the Company shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Employee further agrees that neither Parent nor the Company shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5, and employee irrevocably waives any right he may have to require Parent or the Company to obtain, furnish or post any such bond or similarly instrument.

        6. NON-EXCLUSIVITY. The rights and remedies of Parent and the Company under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent and the Company under this Agreement, and the obligations and liabilities of Employee under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations. Nothing in this Agreement shall limit any of Employee's obligations, or the rights or remedies of Parent or the Company, under the Plan or any other agreement delivered in connection therewith or shall limit any of Employee's obligations, or any of the rights or remedies of Parent or the Company, under this Agreement. No breach on the part of Parent, the Company or any other party of any covenant or obligation contained in the Plan or any other agreement shall limit or otherwise affect any right or remedy of Parent or the Company under this Agreement.

        7. GOVERNING LAW. The internal laws of the State of Illinois (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

        8. SUCCESSORS AND ASSIGNS. This Agreement and the rights and obligations of Employee hereunder are personal to Employee and shall not be assignable, delegable or transferable by Employee in any respect. This Agreement shall inure to the benefit of the permitted successors and assigns of Parent and the Company, including any successor to or assignee of all or substantially all of the business and assets of Parent or the Company or any other part of the business or assets of Parent and/or the Company.

        9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all parties reflected hereon as signatories.

        10. AMENDMENT; WAIVER. This Agreement may be amended only by the written agreement of Parent and Employee. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement will be effective unless such waiver is set forth in a writing signed by such party. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

        11. NOTICES. All notices and other communications required or permitted under this Agreement will be in writing and will be either hand delivered in person, sent by telecopier, sent by certified or registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered or sent by telecopier, four (4) days after mailing if sent by mail, and one (l) business day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section:

        If to Parent or the Company:        With a copy to:

        Niku Corporation                    Fenwick & West LLP
        305 Main Street                     Two Palo Alto Square, Suite 800
        Redwood City, CA                    Palo Alto, CA 94306
        Attention:  President               Attention:  Dennis R. DeBroeck, Esq.
        Fax Number:  (650) 298-4600         Fax Number:  (650) 494-1417

        If to Employee:                     With a copy to:

        [Name]                              Shefsky & Froelich Ltd.
        [Address]                           444 North Michigan Avenue
        [Address]                           Suite 2500
                                            Chicago, IL  60611
                                            Attention:  Mitchell D. Goldsmith,
                                                        Esq.
                                            Fax Number: (312) 527-5921

or to such other address as Parent, the Company or the Employee, as the case may be, designates in a writing delivered to the other parties hereto.

        12. COSTS OF ENFORCEMENT. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings or otherwise, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys' and experts' fees.

        13. ENTIRE AGREEMENT. This Agreement contains all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and, effective upon the Effective Time of the Merger, shall supersede any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications of the parties, whether oral or written, with respect to such subject matter; provided, however, that notwithstanding the foregoing, any non-competition, non-solicitation or other covenants of the type set forth in Section 3 of this Agreement that are contained in (a) any agreement entered into between the Company and Employee prior to the date of this Agreement, or (b) any employment agreement or in any employee invention assignment and/or confidentiality agreement executed by Employee with Parent or the Surviving Corporation that is in effect at any time during the Covenant Period, shall each be construed to be a separate, independent and concurrent covenant and obligation of Employee that is cumulative and in addition to, and not in lieu of or in conflict with, any of the covenants in Section 3 of this Agreement, and the existence of any such separate, independent and concurrent covenant or covenants shall have no effect on the covenants contained in Section 3 of this Agreement.

        14. RULES OF CONSTRUCTION. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. Unless otherwise indicated herein, all references in this Agreement to "Sections" refer to sections of this Agreement. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

        IN WITNESS WHEREOF, Employee, Parent and the Company have executed and entered into this Agreement effective as of the Execution Date.

NIKU CORPORATION                                  EMPLOYEE

By: ______________________________                ______________________________

Title: ___________________________

PROAMICS CORPORATION

By: ______________________________

Title: ___________________________


                  [SIGNATURE PAGE TO NON-COMPETITION AGREEMENT]

                                    EXHIBIT C

                              CERTIFICATE OF MERGER

                                       OF

                              PROAMICS CORPORATION

                                  WITH AND INTO

                          NIKU ACQUISITION CORPORATION

         ---------------------------------------------------------------

                         PURSUANT TO SECTION 251 OF THE

                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

         ---------------------------------------------------------------



        Niku Acquisition Corporation, a Delaware corporation ("Niku"), does hereby certify to the following facts relating to the merger (the "Merger") of Proamics Corporation, a Delaware corporation ("Proamics"), with and into Niku, with Niku remaining as the surviving corporation of the Merger (the "Surviving Corporation"):

FIRST: Niku is incorporated pursuant to the General Corporation Law of the State of Delaware ("DGCL"). Proamics is incorporated pursuant to the DGCL. Niku and Proamics are the constituent corporations in the Merger.

SECOND: An Agreement and Plan of Reorganization has been approved, adopted, certified, executed and acknowledged by Niku and by Proamics in accordance with the provisions of subsection (c) of Section 251 of the DGCL.

THIRD:  The surviving corporation of the Merger shall be Niku.

FOURTH: The Certificate of Incorporation of Niku shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH: The executed Agreement and Plan of Reorganization is on file at the principal place of business of Niku, the Surviving Corporation, at 305 Main Street, Redwood City, California 94063.

SIXTH: A copy of the executed Agreement and Plan of Reorganization will be furnished by Niku, the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation of the Merger.

        This Certificate of Merger shall become effective on December 8, 1999.

        IN WITNESS WHEREOF, Niku Acquisition Corporation has caused this Certificate of Merger to be executed by its duly authorized Chief Executive Officer as of December 8, 1999.

                                            NIKU ACQUISITION CORPORATION

                                            By:_________________________________
                                               Farzad Dibachi, Chief Executive
                                               Officer

                                    EXHIBIT D

                          CERTIFICATE OF INCORPORATION

                                       OF

                          NIKU ACQUISITION CORPORATION

                                    ARTICLE I

        The name of the corporation is Niku Acquisition Corporation.

                                   ARTICLE II

        The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at that address is Corporation Service Company.

                                   ARTICLE III

        The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

        The total number of shares of stock which the corporation has authority to issue is One Thousand (1,000) shares, all of which shall be Common Stock, $0.001 par value per share.

                                    ARTICLE V

        The Board of Directors of the corporation shall have the power to adopt, amend or repeal Bylaws of the corporation.

                                   ARTICLE VI

        Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                   ARTICLE VII

        To the fullest extent permitted by law, no director of the corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this
Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

                                  ARTICLE VIII

        The name and mailing address of the incorporator is Kevin S. Chou, c/o Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306.

        The undersigned incorporator hereby acknowledges that the foregoing certificate is his act and deed and that the facts stated herein are true.

Dated:  November 12, 1999

                                               ---------------------------------
                                               Kevin S. Chou, Incorporator

                                    EXHIBIT E

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                               OF NIKU CORPORATION

                             a Delaware corporation

        (Originally incorporated on January 8, 1998 as Niku Corporation)

                                    ARTICLE I

        The name of this corporation is Niku Corporation (the "Corporation").

                                   ARTICLE II

        The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Service Company.

                                   ARTICLE III

        The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

        A. Classes of Stock. This Corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is One Hundred Fifty-One Million Nine Hundred Ten Thousand Two Hundred Eighty-Two (151,910,282) shares. One Hundred Million (100,000,000) shares shall be Common Stock, par value $0.0001 per share, and Fifty-One Million Nine Hundred Ten Thousand Two Hundred Eighty-Two (51,910,282) shares shall be Preferred Stock, par value $0.0001 per share. Ten Million (10,000,000) shares of Preferred Stock shall be designated "Series F Preferred Stock," Five Million One Hundred Forty-Two Thousand Eight Hundred Fifty-One (5,142,851) shares of Preferred Stock shall be designated "Series A Preferred Stock", Eight Million Six Hundred Twenty-Nine Thousand Nine Hundred Ninety-Two (8,629,992) shares of Preferred Stock shall be designated "Series B Preferred Stock", Nine Million Nine Hundred Eighty-Seven Thousand Four Hundred and Thirty-Nine (9,987,439) shares shall be designated "Series C Preferred Stock" and Eighteen Million One Hundred Fifty Thousand (18,150,000) shares shall be designated "Series D Preferred Stock."

        B. Rights, Preferences, Privileges and Restrictions of Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Series F Preferred Stock,

Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (collectively, the "Preferred Stock") are as set forth below in this Article IV(B).

        1. Dividend Provisions. The holders of shares of Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock) on the Common Stock of this Corporation, at the rate of (a) $0.0025 per share per annum in the case of Series F Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares), (b) $0.0175 per share per annum in the case of Series A Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares (c) $0.0375 per share per annum in the case of Series B Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares), (d) $0.10 per share per annum in the case of Series C Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) and $0.25 per share per annum in the case of Series D Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares), when, as and if declared by the Board of Directors of the Corporation. Such dividends shall not be cumulative. No dividend shall be paid on shares of Common Stock in any fiscal year unless the aforementioned preferential dividends of the Preferred Stock shall have been paid in full and the aggregate dividends paid on each share of Preferred Stock during such fiscal year equals or exceeds the dividends per share (computed on an as-converted basis) paid during such fiscal year on the Common Stock.

        2. Liquidation Preference.

                a. Primary Distribution. In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary (a "Liquidation"),

                (i) each holder of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of other series of Series A Preferred Stock, Series B Preferred Stock, and Series F Preferred Stock or Common Stock by reason of their ownership thereof an amount equal to:
        (A) if the effective date of the Liquidation occurs within one year of the Series C Original Issue Date (as defined below), the sum of (x) $2.50 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) and (y) all declared but unpaid dividends on such shares, for each share of Series C Preferred Stock held by such holder; (B) if the effective date of the Liquidation occurs after one year from the Series C Original Issue Date but within two years of the Series C Original Issue Date, the sum of (x) $3.125 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) and (y) all declared but unpaid dividends on such shares, for each share of Series C Preferred Stock held by such holder; and (C) if the effective date of the Liquidation occurs at any time after two years of the Series C Original Issue Date, the sum of (x) $3.91 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) and (y) all declared but unpaid dividends on such shares, for each share of Series C Preferred Stock held by such holder;

                (ii) each holder of Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of the Series A Preferred Stock, Series B Preferred Stock and Series F Preferred Stock, or Common Stock by reason of their ownership thereof an amount equal to: (A) if the effective date of the Liquidation occurs within one year of the Series D Original Issue Date (as defined below), the sum of (x) $6.25 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) and (y) all declared but unpaid dividends on such shares, for each share of Series D Preferred Stock held by such holder; (B) if the effective date of the Liquidation occurs after one year from the Series D Original Issue Date but within two years of the Series D Original Issue Date, the sum of (x) $7.8125 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) and (y) all declared but unpaid dividends on such shares, for each share of Series D Preferred Stock held by such holder; and (C) if the effective date of the Liquidation occurs at any time after two years of the Series D Original Issue Date, the sum of (x) $9.80 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) and (y) all declared but unpaid dividends on such shares, for each share of Series D Preferred Stock held by such holder;

                (iii) each holder of the Series F Preferred Stock shall be entitled to receive an amount equal to the sum of (x) five cents ($0.05) (the "Original Series F Issue Price") for each share of Series F Preferred Stock held of record by such holder (as adjusted for any stock dividends, combinations or splits with respect to such shares) and (y) all declared but unpaid dividends on such shares;

                (iv) each holder of the Series A Preferred Stock shall be entitled to receive an amount equal to the sum of (x) thirty-five cents ($0.35) (the "Original Series A Issue Price") for each share of Series A Preferred Stock held of record by such holder (as adjusted for any stock dividends, combinations or splits with respect to such shares) and (y) all declared but unpaid dividends on such shares; and

                (v) each holder of the Series B Preferred Stock shall be entitled to receive an amount equal to the sum of (x) seventy-five cents ($0.75) ("Original Series B Issue Price") for each share of Series B Preferred Stock held of record by such holder (as adjusted for any stock dividends, combinations or splits with respect to such shares) and (y) all declared but unpaid dividends on such shares.

If upon the occurrence of such event, the assets and funds of the Corporation legally available for distribution shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably first among the holders of the Series C Preferred Stock and Series D Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive and then among the holders of the Series F, Series A, and Series B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                b. Secondary Distribution. Upon the completion of the distribution required by Section 2(a), the remaining assets of the Corporation available for distribution to stockholders shall be distributed of record among the holders of Common Stock pro rata in proportion to the number of shares of Common Stock held of record by each.

                c. Definition of Liquidation Event; Notice.

                        (i) For purposes of this Section 2, a "Liquidation" of this Corporation shall be deemed to be occasioned by, and to include, without limitation, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation); or (B) a sale of all or substantially all of the assets of the Corporation (including, for purposes of this section, intellectual property rights which, in the aggregate, constitute substantially all of the Corporation's material assets); unless in each case, the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity.

                        (ii) In any of such events, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors. Any securities received as consideration shall be valued as follows:

                                (A) Securities not subject to investment letter
or other similar restrictions on free marketability shall be valued as follows:
(1) if traded on a securities exchange or through The Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty day period ending three days prior to the closing; (2) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty day period ending three days prior to the closing; and (3) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                                (B) Securities subject to investment letter or
other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be valued in such a manner as to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                        (iii) The Corporation shall give each holder of record of Preferred Stock written notice of any such impending transaction not later than ten (10) days prior to the stockholder meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction whichever notice date is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction, the provisions of this Section 2, and the amounts anticipated to be distributed to holders of each outstanding class of capital stock of the Corporation pursuant to this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten
(10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of the then outstanding shares of Preferred Stock (computed on an as-converted basis).

                        (iv) In the event the requirements of subsection 2(c)(iii) are not complied with, this Corporation shall forthwith either:

                                (A) cause such closing to be postponed until
such time as the requirements of subsection 2(c)(iii) have been complied with;
or

                                (B) cancel such transaction, in which event the
rights, preferences and privileges of the holders of the Preferred Stock shall continue to be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iii).

        3. Conversion. The holders of Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                a. Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable Original Issue Price of such share by the Conversion Price applicable to such share in effect for such Preferred Stock on the date the certificate is surrendered for conversion. The Original Issue Price for the Series D Preferred Stock (the "Original Series D Issue Price") is $5.00 per share. The Original Issue Price for the Series C Preferred Stock (the "Original Series C Issue Price") is $1.99 per share. The initial Conversion Price per share for shares of Preferred Stock shall be the Original Series F Issue Price for the Series F Preferred Stock, the Original Series A Issue Price for the Series A Preferred Stock, the Original Series B Issue Price for the Series B Preferred Stock, the Original Series C Issue Price for the Series C Preferred Stock and the Original Series D Issue Price for the Series D Preferred Stock; provided, however, that such Conversion Prices shall be subject to adjustment as set forth in subsection 3(d).

                b. Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock by dividing the applicable Original Issue Price of such share by the Conversion Price applicable to such share at the time in effect for such Preferred Stock immediately upon the earlier of (i) except as provided below in subsection 3(c), the Corporation's sale of its Common Stock in an underwritten public offering on form S-1 or SB-2 under the Securities Act of 1933, as amended (the "Securities Act"), yielding gross proceeds (before deduction of underwriter's discounts, commissions, or other costs and fees associated with the offering) to the Corporation in excess of Twenty Million Dollars ($20,000,000) if the Valuation (computed in accordance with Section 3(d)(i)(A)(IV)(7) herein) of the Corporation is greater than or equal to Three Hundred Fifty Million Dollars ($350,000,000) immediately before such offering, and (ii) the date specified by written consent or agreement of the holders of at least a majority of the voting power of the then outstanding shares of Preferred Stock (computed on an as-converted basis) which majority must include at least two-thirds (66 2/3%) of the voting power of each of the then outstanding shares of Series C Preferred Stock and Series D Preferred Stock (computed on an as-converted basis).

                c. Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion, unless otherwise designated by the holder, will be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                d. Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits, Dividends and Combinations. The Conversion Prices of the Preferred Stock shall be subject to adjustment from time to time as follows:

                        (i)(A)(I) Adjustment Formula for Series F, Series A and Series B Preferred Stock. If at any time or from time to time after the Series D Original Issue Date the Corporation issues or sells Additional Stock (as hereinafter defined), for an Effective Price (as hereinafter defined) that is less than the applicable Conversion Price for a series of Preferred Stock (other than the Series C Preferred Stock and Series D Preferred Stock) in effect immediately prior to such issue or sale (or deemed issue or sale), then, and in each such case, the applicable Conversion Price for such series of Preferred Stock (other than the Series C Preferred

Stock and Series D Preferred Stock) shall be reduced, as of the close of business on the date of such issue or sale, to the price obtained by multiplying such Conversion Price by a fraction:

                                    (x) The numerator of which shall be the sum
of (A) the number of shares of Common Stock issued and outstanding immediately prior to such issue or sale of Additional Stock plus (B) the quotient obtained by dividing the aggregate consideration received by the Corporation for the total number of Additional Stock so issued or sold (or deemed so issued and sold) by the Conversion Price for such series of Preferred Stock in effect immediately prior to such issue or sale; and

                                    (y) The denominator of which shall be the
sum of (A) the number of shares of Common Stock issued and outstanding immediately prior to such issue or sale plus (B) the number of Additional Stock so issued or sold (or deemed so issued and sold). The foregoing calculation of Common Stock outstanding shall take into account shares deemed issued pursuant to Section 3(d)(i)(D) on account of options, rights, convertible or, exchangeable securities (or actual or deemed consideration therefor).

                        (II) Adjustment Formula for Series C Preferred Stock. If at any time or from time to time after the Series D Original Issue Date the Corporation issues or sells Additional Stock for an Effective Price that is less than the Conversion Price for Series C Preferred Stock in effect immediately prior to such issue or sale (or deemed issue or sale), then, and in each such case, the Conversion Price for the Series C Preferred Stock shall be adjusted as follows:

                                (1) If the Valuation (as hereinafter defined),
is greater than or equal to Fifty Million Dollars ($50,000,000) immediately prior to the issuance of Additional Stock, then the Conversion Price for the Series C Preferred Stock shall be reduced, as of the close of business on the date of such issuance or sale, to the Effective Price at which such Additional Stock are so issued or sold (or deemed issued or sold).

                                (2) If the Valuation is less than Fifty Million
Dollars ($50,000,000) immediately prior to the issuance of Additional Stock, then the Conversion Price for the Series C Preferred Stock shall be reduced, first, to a price per share that would yield a Valuation, computed in accordance with Section 3(d)(i)(A)(IV)(7) herein, of Fifty Million Dollars ($50,000,000) immediately prior to the issuance of the Additional Stock (the "Adjusted Conversion Price"), and then, the Adjusted Conversion Price for Series C Preferred Stock shall be further reduced, as of the close of business on the date of such issue or sale, to the price obtained by multiplying such Adjusted Conversion Price by a fraction:

                                    (x) The numerator of which shall be the sum
of (1) the number of shares of Common Stock issued and outstanding immediately prior to such issue or sale of Additional Stock plus (2) the quotient obtained by dividing the aggregate consideration received by the Corporation for the total number of Additional Stock so issued or sold (or deemed so issued and sold) by the Conversion Price for such series of Preferred Stock in effect immediately prior to such issue or sale; and

                                    (y) The denominator of which shall be the
sum of (1) the number of shares of Common Stock issued and outstanding immediately prior to such issue or sale plus (2) the number of Additional Stock so issued or sold (or deemed so issued and sold). The foregoing calculation of Common Stock outstanding shall take into account shares deemed issued pursuant to Section 3(d)(i)(D) on account of options, rights, or convertible or exchangeable securities (or actual or deemed consideration therefor).

                        (III) Adjustment Formula for Series D Preferred Stock. If at any time or from time to time after the Series D Original Issue Date the Corporation issues or sells Additional Stock for an Effective Price that is less than the Conversion Price for Series D Preferred Stock in effect immediately prior to such issue or sale (or deemed issue or sale), then, and in each such case, the Conversion Price for the Series D Preferred Stock shall be adjusted as follows:

                                (1) If the Valuation (as hereinafter defined),
is greater than or equal to One Hundred Twenty Million Dollars ($120,000,000) immediately prior to the issuance of Additional Stock, then the Conversion Price for the Series D Preferred Stock shall be reduced, as of the close of business on the date of such issuance or sale, to the Effective Price at which such Additional Stock are so issued or sold (or deemed issued or sold).

                                (2) If the Valuation is less than One Hundred
Twenty Million Dollars ($120,000,000) immediately prior to the issuance of Additional Stock, then the Conversion Price for the Series D Preferred Stock shall be reduced, first, to a price per share that would yield a Valuation, computed in accordance with Section 3(d)(i)(A)(IV)(7) herein, of One Hundred Twenty Million Dollars ($120,000,000) immediately prior to the issuance of the Additional Stock (the "Adjusted Conversion Price"), and then, the Adjusted Conversion Price for Series D Preferred Stock shall be further reduced, as of the close of business on the date of such issue or sale, to the price obtained by multiplying such Adjusted Conversion Price by a fraction:

                                    (x) The numerator of which shall be the sum
of (1) the number of shares of Common Stock issued and outstanding immediately prior to such issue or sale of Additional Stock plus (2) the quotient obtained by dividing the aggregate consideration received by the Corporation for the total number of Additional Stock so issued or sold (or deemed so issued and sold) by the Conversion Price for such series of Preferred Stock in effect immediately prior to such issue or sale; and

                                    (y) The denominator of which shall be the
sum of (1) the number of shares of Common Stock issued and outstanding immediately prior to such issue or sale plus (2) the number of Additional Stock so issued or sold (or deemed so issued and sold). The foregoing calculation of Common Stock outstanding shall take into account shares deemed issued pursuant to Section 3(d)(i)(D) on account of options, rights, or convertible or exchangeable securities (or actual or deemed consideration therefor).

                        (IV) Certain Definitions. For the purpose of this
Section 3(d) the following terms have the following meanings:

                                (1) The "AGGREGATE CONSIDERATION RECEIVED" by
the Corporation for any issue or sale (or deemed issue or sale) of securities shall (a) to the extent it consists of cash, be computed at the gross amount of cash received by the Corporation before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale and without deduction of any expenses payable by the Corporation; (b) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board; and (c) if Additional Stock, Convertible Securities or Options or Rights to purchase either Additional Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Stock, Convertible Securities or Options or Rights.

                                (2) The "EFFECTIVE PRICE" of Additional Stock
shall mean the quotient determined by dividing the total number of Additional Stock issued or sold, or deemed to have been issued or sold, by the Corporation under this subsection 3(d), into the Aggregate Consideration Received, or deemed to have been received, by the Corporation under this subsection 3(d), for the issuance (or deemed issuance) of such Additional Stock.

                                (3) "SERIES C ORIGINAL ISSUE DATE" shall mean
the date on which the first share of Series C Preferred Stock is issued by the Corporation.

                                (4) "SERIES D ORIGINAL ISSUE DATE" shall mean
the date on which the first share of Series D Preferred Stock is issued by the Corporation.

                                (5) The "OPTIONS OR RIGHTS" shall mean warrants,
options or other rights to purchase or acquire shares of Common Stock or Convertible Securities.

                                (6) The "CONVERTIBLE SECURITIES" shall mean
securities convertible into or exchangeable into Additional Stock.

                                (7) The "VALUATION" of the Company prior to an
issuance of Additional Stock shall mean the Effective Price of the Additional Stock multiplied by the sum of (x) the total number of shares of Common Stock of the Corporation outstanding immediately prior to the issuance of Additional Stock plus (y) the total number of shares of Common Stock of the Corporation into which all then outstanding shares of Convertible Securities and Options or Rights of the Corporation are then convertible or exercisable immediately prior to the issuance of such Additional Stock.

                        (V) No adjustment of the Conversion Price for a series of Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections 3(d)(i)(D)(3) and 3(d)(i)(D)(4), no adjustment of such

Conversion Price pursuant to this Section 3(d)(i) shall have the effect of increasing the Conversion Price for a series of Preferred Stock above the Conversion Price for such shares in effect immediately prior to such adjustment.

                                (B) In the case of the issuance of Common Stock
for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                (C) In the case of the issuance of the Common
Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Corporation's Board of Directors irrespective of any accounting treatment.

                                (D) In the case of the issuance (whether before,
on or after the Series D Original Issue Date) of Options or Rights or Convertible Securities, the following provisions shall apply for all purposes of this Section 3(d)(i) and Section 3(d)(ii):

                                    (1) The aggregate maximum number of shares
of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such Options or Rights shall be deemed to have been issued at the time such Options or Rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 3(d)(i)(B) and 3(d)(i)(C)), if any, received by the Corporation upon the issuance of such Options or Rights plus the minimum exercise price provided for such Options or Rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                                    (2) The aggregate maximum number of shares
of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such Convertible Securities or upon the exercise of Options or Rights to subscribe for Convertible Securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such Convertible Securities were issued or such Options or Rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such Convertible Securities and related Convertible Options or Rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related Options or Rights (the consideration in each case to be determined in the manner provided in Sections 3(d)(i)(B) and 3(d)(i)(C)).

                                    (3) In the event of any change in the number
of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such Options or Rights or upon conversion of or in exchange for such Convertible Securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the applicable Conversion Price of the affected series of Preferred Stock, to the extent in any way affected by or computed using such Convertible Options or Rights or Convertible Securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such Options or Rights or the conversion or exchange of such Convertible Securities.

                                (4) Upon the expiration of any such Options or
Rights, the termination of any such rights to convert or exchange or the expiration of any Options or Rights related to such Convertible Securities, the Conversion Price of the affected series of Preferred Stock, to the extent in any way affected by or computed using such Options, Rights or Convertible Securities or Options or Rights related to such Convertible Securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Convertible Securities which remain in effect) actually issued upon the exercise of such Options or Rights, upon the conversion or exchange of such Convertible Securities or upon the exercise of the Options or Rights related to such Convertible Securities. Notwithstanding the foregoing sentence, in the event that the issuance of such Options or Rights or Convertible Securities caused an adjustment to the Conversion Price for Series C Preferred Stock or Series D Preferred Stock pursuant to Section 3(d)(i)(A)(II)(1) or Section 3(d)(i)(A)(III)(1), respectively, (i.e., a "full-ratchet" adjustment), then upon the expiration of any such Options or Rights or Convertible Securities or the termination of any such rights to convert or exchange or the expiration of any Options or Rights related to such Convertible Securities, without any of such Rights, Options or Convertible Securities, as the case may be, having been exercised and no shares of Common Stock issued pursuant thereto, then the Conversion Price for the Series C Preferred Stock and Series D Preferred stock, as appropriate, shall be adjusted, to the Conversion Price for the Series C Preferred Stock or Series D Preferred Stock, as appropriate, that was in effect immediately prior to such issuance (the "Prior Series C Conversion Price" or "Prior Series D Conversion Price", as appropriate), subject, however, to such other adjustments as may have been made or which would have been made pursuant to this Section 3(d)(i) had the Prior Series C Conversion Price or Prior Series D Conversion Price, as appropriate, been in effect immediately prior to such sale or issuance of such Options, Rights or Convertible Securities.

                                (5) The number of shares of Common Stock deemed
issued and the consideration deemed paid therefor pursuant to Sections 3(d)(i)(D)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 3(d)(i)(D)(3) or (4).

                        (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 3(d)(i)(D)) by the Corporation after the Series D Original Issue Date other than:

                                (A) Common Stock issued pursuant to a
transaction described in Section 3(d)(iii) hereof,

                                (B) Up to an aggregate of 10,000,000 shares
(such number of shares of Common Stock to be calculated net of any repurchases of such shares by the Corporation and net of any expired or terminated options, warrants or rights and to be proportionately adjusted for subsequent events described in Section 3(d)(iii) and (iv) herein) issued as:

                                (i) Common Stock issuable or issued to
                        employees, consultants or directors of the Corporation following the Series D Original Issue Date directly or pursuant to a stock option plan or agreement or restricted stock plan or agreement approved by the Board of Directors of the Corporation,

                                (ii) Capital stock, or options or warrants to
                        purchase capital stock, issued to financial institutions, equipment lessors or landlords in connection with commercial credit arrangements, equipment financing, real estate leases or similar transactions approved by the Board of Directors of the Corporation,

                                (iii) Capital stock or options or warrants to
                        purchase capital stock, issued to providers of products or technologies (or rights thereto) to the Corporation, if such issuance is approved by the Board of Directors of the Corporation, or

                                (iv) Capital stock or options or warrants to
                        purchase capital stock, issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors of the Corporation,

                                (C) Common Stock issued or issuable upon
conversion of the Preferred Stock,

                                (D) Capital stock issued or issuable upon
exercise of any outstanding options or warrants to purchase Series A Preferred Stock, Series F Preferred Stock, Series B Preferred Stock or Series C Preferred Stock which are outstanding as of the Series D Original Issue Date, or

                                (E) Common Stock issued or issuable in a public
offering in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock.

                        (iii) In the event the Corporation should at any time or from time to time after the Series D Original Issue Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or for the determination of the outstanding shares of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock without payment of any consideration by such holder for the additional shares of Common Stock, then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of each applicable series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding.

                        (iv) If the number of shares of Common Stock outstanding at any time after the Series D Original Issue Date is decreased by a combination of the outstanding shares of Common Stock or reverse stock split, then, following the record date of such combination or reverse stock split, the Conversion Price for each applicable series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                e. Other Distributions. In the event the Corporation at any time after the Series D Original Issue Date shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or Options or Rights not referred to in Section 3(d)(i), then, in each such case for the purpose of this Section 3(e), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                f. Recapitalizations. If at any time or from time to time after the Series D Original Issue Date there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3 or Section 2) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, which a holder of Common Stock deliverable upon conversion of such series of Preferred Stock immediately prior to such recapitalization would have been entitled to receive on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the extent that the provisions of this Section 3 (including adjustment of the Conversion Prices then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

                g. No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

                h. No Fractional Shares and Certificate as to Adjustment.

                        (i) No fractional shares shall be issued upon the conversion of any share or shares of the Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share (with one-half being rounded downward). Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                        (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of a series of Preferred Stock pursuant to this Section 3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the reasonable written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for each series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of each series of Preferred Stock held by such holder.

                i. Notices of Record Date. In the event of any taking by the Corporation of a record date for determining the holders of any class of securities who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Preferred Stock, at least ten (10) days prior to the record date specified therein, a notice specifying the record date for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                j. Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the then outstanding shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite Board of Directors and stockholder approval of any necessary amendment to its Certificate of Incorporation.

                k. Notices. Any notice required by the provisions of this
Section 3 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

        4. Redemption.

                a. If requested in writing at any time after the seventh anniversary of the Series C Original Issue Date by the holders of at least two-thirds (66 2/3%) of the outstanding Series C Preferred Stock and Series D Preferred Stock (determined together on an as converted basis), the Corporation shall redeem, on the terms and conditions stated herein, out of funds legally available therefor, all of the outstanding Preferred Stock in four equal annual installments beginning on the first anniversary of the date redemption is requested by the requisite number of holders (the "Initial Redemption Date") and continuing thereafter on the first, second and third anniversaries of the Initial Redemption Date (each a "Preferred Stock Redemption Date"), by paying in cash therefor (i) in the case of the Series F Preferred Stock, an amount equal to the sum of (x) the Original Series F Issue Price for each share of Series F Preferred Stock held of record by such holder (as adjusted for any stock dividends, combinations or splits with respect to such shares) and (y) all declared but unpaid dividends thereon, (ii) in the case of the Series A Preferred Stock, an amount equal to the sum of (x) the Original Series A Issue Price for each share of Series A Preferred Stock held of record by such holder (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) and (y) all declared but unpaid dividends thereon, (iii) in the case of the Series B Preferred Stock, an amount equal to the sum of (x) the Original Series B Issue Price for each share of Series B Preferred Stock held of record by such holder (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) and (y) all declared but unpaid dividends thereon, (iv) in the case of the Series C Preferred Stock, an amount equal to the sum of (x) the Original Series C Issue Price for each share of Series C Preferred Stock, held of record by such holder (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) and (y) all declared but unpaid dividends thereon and (v) in the case of the Series D Preferred Stock, an amount equal to the sum of (x) the Original Series D Issue Price for each share of Series D Preferred Stock held of record by such holder (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) and (y) all declared but unpaid dividends thereon (the "Series F Redemption Price," "Series A Redemption Price," "Series B Redemption Price," "Series C Redemption Price," and "Series D Redemption Price," respectively). The number of shares of Preferred Stock that the Corporation shall be required to redeem under this subsection (a) on any one Preferred Stock Redemption Date shall be equal to the amount determined by dividing (x) the aggregate number of shares of shares of Preferred Stock outstanding immediately prior to that Preferred Stock Redemption Date by
(y) the number of remaining Preferred Stock Redemption Dates (including the Preferred Stock Redemption Date to which such calculation applies). In the event that the Corporation is unable to redeem the full number of shares of Preferred Stock to be redeemed on any Preferred Stock Redemption Date, the shares not redeemed shall be redeemed by this Corporation as provided in this Section 4 as soon as practicable after funds are legally available therefor. Any redemption effected pursuant to this subsection 4 (a) shall be made ratably among the holders of the Preferred Stock in proportion to the redemption payment amount each such holder is otherwise entitled to receive on such Preferred Stock Redemption Date.

                b. At least thirty (30) but no more than sixty (60) days prior to each Preferred Stock Redemption Date, the Corporation shall give written notice by certified or registered mail, postage prepaid, to all holders of outstanding Preferred Stock, at the address last shown on the records of the Corporation for such holder, stating such Preferred Stock Redemption Date, the Series F, the Series A, Series B, Series C Redemption Price and Series D Redemption Price, as the case may be, and shall call upon such holder to surrender to the Corporation on such Preferred Stock Redemption Date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed. On or after the Preferred Stock Redemption Date stated in such notice, the holder of each share of Preferred Stock called for redemption shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Series F, Series A, Series B, Series C Redemption Price or Series D Redemption Price, as the case may be, for the shares surrendered. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on such Preferred Stock Redemption Date funds necessary for the redemption shall be available therefor, then, as to any certificates evidencing any Preferred Stock so called for redemption and not surrendered, all rights of the holders of such shares shall cease as the close of business on the day immediately preceding the Preferred Stock Redemption Date with respect to such shares, except only the right of the holders to receive the Series F, Series A, Series B, Series C Redemption Price or Series D Redemption Price, as the case may be, for the Preferred Stock which they hold, without interest, upon surrender of their certificate or certificates therefor.

        5. Voting Rights. Each holder of shares of Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock held by such holder could be converted, shall have voting rights and powers equal to the voting rights and powers of the holders of Common Stock (except as required by law), shall be entitled to notice of any stockholder meeting in accordance with the Bylaws of the Corporation, and shall vote together as a single class with holders of Common Stock and all series of Preferred Stock on all matters except as required by law or as otherwise specifically provided herein. Fractional votes shall not be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

        6. Status of Converted Preferred Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 3, the shares so converted shall be canceled and shall not thereafter be issuable by the Corporation. The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

        7. Protective Provisions.

                a. Class Vote. The Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least (1) a majority of the then outstanding shares of Preferred Stock, voting together as a single class, (2) two-thirds (66 2/3%) of the then outstanding Series C Preferred Stock, voting as a separate series, and (3) two-thirds (66 2/3%) of the then outstanding Series D Preferred Stock, voting as a separate series, authorize or effect the winding up or cessation of business of the Corporation.

                b. Series Vote. The Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of each series of Preferred Stock so affected, amend, alter, or change in any adverse manner the rights of such series of Preferred Stock.

                c. Series C Vote. The Corporation shall not, without the approval, by vote or written consent, of the holders of at least two-thirds (66 2/3%) of the then outstanding shares of Series C Preferred Stock, voting as a separate series:

                        (1) amend its Certificate of Incorporation or Bylaws in any manner that would alter or change the rights, preferences, privileges or restrictions of the Series C Preferred Stock so as to materially adversely affect such Series C Preferred Stock;

                        (2) reclassify any outstanding shares of securities of the Corporation into shares having rights, preferences or privileges senior to or on a parity with the Series C Preferred Stock; or

                        (3) authorize any other equity security, including any other security convertible into or exercisable for any equity security, having rights or preferences senior to or on a parity with the Series C Preferred Stock as to dividend rights, liquidation, redemption or voting preferences, including without limitation, shares of Series C Preferred Stock.

                d. Series D Vote. The Corporation shall not, without the approval, by vote or written consent, of the holders of at least two-thirds
(66 2/3%) of the then outstanding shares of Series D Preferred Stock, voting as a separate series:

                        (1) amend its Certificate of Incorporation or Bylaws in any manner that would alter or change the rights, preferences, privileges or restrictions of the Series D Preferred Stock so as to materially adversely affect such Series D Preferred Stock;

                        (2) reclassify any outstanding shares of securities of the Corporation into shares having rights, preferences or privileges senior to or on a parity with the Series D Preferred Stock; or

                        (3) authorize any other equity security, including any other security convertible into or exercisable for any equity security, having rights or preferences senior to or on a parity with the Series D Preferred Stock as to dividend rights, liquidation, redemption or voting preferences, including without limitation, shares of Series D Preferred Stock.

                e. Series C and D Vote. The Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds (66 2/3%) of each of the then outstanding shares of Series C Preferred Stock and Series D Preferred Stock, each voting as a separate series:

                        (1) reorganize, consolidate or merge with or into any corporation or effect any transaction or series of related transactions if such transaction or series of related transactions would result in the stockholders of the Corporation immediately prior to such transaction or series of related transactions holding less than a majority of the voting power of the surviving corporation (or its parent corporation if the surviving corporation is wholly owned by the parent corporation);

                        (2) sell, convey or otherwise dispose of all or substantially all the Corporation's assets in a single transaction or series of related transactions;

                        (3) declare or pay any dividends (other than dividends payable solely in shares of its own Common Stock) on or declare or make any other distribution, purchase, redemption or acquisition, directly or indirectly, on account of any shares of Preferred Stock junior to the Series C Preferred Stock or Series D Preferred Stock as to dividend rights, liquidation, redemption or voting privileges or any shares of Common Stock now or hereafter outstanding other than those distributions, purchases, redemptions, or acquisitions expressly permitted in this Certificate; or

                        (4) incur any indebtedness to a bank, financial institution or lender in excess of ten million dollars ($10,000,000) unless otherwise approved by the Board of Directors.

        C. Common Stock.

                1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of Article IV(B) hereof.

                3. Redemption. The Common Stock is not redeemable.

                4. Voting Rights. Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held, shall be entitled to notice of any stockholder meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as is otherwise provided herein or as may be provided by law.

                                    ARTICLE V

        Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

                                   ARTICLE VI

        The number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Bylaws or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                   ARTICLE VII

        Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE VIII

        Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE IX

        To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is hereafter amended to authorize, with or without the approval of a corporation's stockholders, further reductions in the liability of the corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

        Any repeal or modification of the foregoing provisions of this Article IX, by amendment of this Article IX or by operation of law, shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior, to such repeal or modification.

                                    ARTICLE X

        To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and other agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with any such person, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or nonstatutory), with respect to actions for breach of duty to a corporation, its stockholders, and others.

        Any repeal or modification of any of the foregoing provisions of this
Article X, by amendment of this Article X or by operation of law, shall not adversely affect any right or protection of a director, officer, employee or agent or other person existing at the time of, or increase the liability of any. director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such repeal or modification.

                                   ARTICLE XI

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE XII

        The Corporation shall have perpetual existence.

                                      * * *

        The foregoing Amended and Restated Certificate of Incorporation has been adopted by the Corporation's directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned has executed this certificate on November ___, 1999.

                                            NIKU CORPORATION

                                            By:
                                               ---------------------------------
                                               Farzad Dibachi
                                               President and Chief Executive
                                               Officer

                                    EXHIBIT F

                      MATTERS TO BE COVERED IN THE OPINION
             OF FENWICK & WEST LLP, COUNSEL TO NIKU CORPORATION AND
                          NIKU ACQUISITION CORPORATION

        NOTE: Except as otherwise defined below, all capitalized terms used below shall have the same meanings given to such terms in this Agreement and Plan or Reorganization.

        l. Parent has been duly incorporated and organized, and is validly existing and in good standing, under the laws of the State of Delaware. Merger Sub has been duly incorporated and organized, and is validly existing and in good standing, under the laws of the State of Delaware. Parent has the corporate power and authority to enter into and perform the Plan and each agreement to be entered into by Parent in connection therewith (the "PARENT ANCILLARY AGREEMENTS"), to own and operate its properties and to carry on its business as currently conducted. Merger Sub has the corporate power and authority to enter into and perform the Plan and each agreement to be entered into by Merger Sub in connection therewith (the "MERGER SUB ANCILLARY AGREEMENTS"), to own and operate its properties and to carry on its business as currently conducted. To our knowledge, neither Parent nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

        2. Parent is qualified to do business as a foreign corporation in good standing in the State of California.

        3. The capitalization of Parent immediately prior to the Closing consists of the following:

                (a) Preferred Stock: A total of 51,910,282 authorized shares of Preferred Stock, of which 10,000,000 shares have been designated Series F Preferred Stock, 5,142,851 shares have been designated Series A Preferred Stock, 8,629,992 shares have been designated Series B Preferred Stock, 9,987,439 shares have been designated Series C Preferred Stock and 18,150,000 shares have been designated Series D Preferred Stock. To our knowledge, there are issued and outstanding 10,000,000 shares of Series F Preferred Stock, 5,142,851 shares of Series A Preferred Stock, 7,999,992 shares of Series B Preferred Stock, 9,987,439 Shares of Series C Preferred Stock and _______ shares of Series D Preferred Stock. All of such issued and outstanding shares are duly authorized, validly issued, fully paid and nonassessable. The Common Stock issuable upon the conversion of the Series F Preferred Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock has been duly and validly reserved for issuance and, assuming no change in the Restated Certificate or applicable law, when issued upon such conversion in accordance with the Restated Certificate, will be validly issued, fully paid and nonassessable.

                (b) Common Stock. A total of 100,000,000 authorized shares of Common Stock. To our knowledge, 8,368,618 shares of such Common Stock are issued and outstanding as of the Agreement Date. All of such issued and outstanding shares are duly authorized, validly issued, fully paid and nonassessable.

                (c) Options, Etc. To our knowledge, there, there are no preemptive rights or any options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to acquire any of Parent's securities from the Parent, except for (i) the conversion privileges of the Preferred Stock of Parent, (ii) outstanding warrants to purchase 630,000 shares of Series B Preferred Stock, (iii) options to purchase an aggregate of 8,000,000 shares of Common Stock as of the Agreement Date reserved for issuance pursuant to Parent's 1998 Stock Plan of which options to purchase 4,306,427 shares are outstanding as of the Agreement Date, and (iv) rights of first refusal pursuant to the Rights Agreement.

        4. The authorized capital stock of Merger Sub consists entirely of 1,000 shares of Merger Sub Common Stock, $.001 per value, all of which are validly issued and outstanding and, non-assessable, owned of record by Parent and, to such counsel's knowledge, fully paid.

        5. The Restated Certificate, the Plan and the Parent Ancillary Agreements have been duly adopted and authorized, respectively, by all necessary corporate action on the part of Parent's Board of Directors. Each of the Plan and the Parent Ancillary Agreements constitutes the valid and binding obligation of Parent enforceable against Parent in accordance with its terms [THIS OPINION MAY BE GIVEN SUBJECT TO LEGAL OPINION EXCEPTIONS AS TO ENFORCEABILITY THAT ARE MUTUALLY AGREEABLE TO COUNSEL TO PARENT AND COUNSEL TO THE COMPANY].

        6. The Plan and the Merger Sub Ancillary Agreements have been duly authorized by all necessary corporate action on the part of Merger Sub's Board of Directors and sole stockholder. Each of the Plan and the Merger Sub Ancillary Agreements constitutes the valid and binding obligation of Merger Sub enforceable against Merger Sub in accordance with its terms [THIS OPINION MAY BE GIVEN SUBJECT TO LEGAL OPINION EXCEPTIONS AS TO ENFORCEABILITY THAT ARE MUTUALLY AGREEABLE TO COUNSEL TO MERGER SUB AND COUNSEL TO THE COMPANY].

        7. The execution and delivery of the Plan by Parent and Merger Sub and the performance by Parent and Merger Sub of their respective obligations under the Plan do not conflict with, or result in a violation of: (a) the Certificate or Bylaws of Parent and Merger Sub, as amended and currently in effect; (b) to such counsel's knowledge, any statute, law, ordinance, rule, regulation, or any judgment, order or decree of any Court or arbitration to which Parent or Merger Sub is a party or subject, as to which any assets or properties of Parent or Merger Sub are bound or subject; (c) to such counsel's knowledge, the material contracts identified in the appendix attached hereto.

        8. The Parent Common Stock and Parent Preferred Stock, when issued and paid for as provided in the Plan, will be duly authorized and validly issued, fully paid and nonassessable. The shares of common stock into which the Parent Preferred Stock are convertible (the "CONVERSION SHARES") have been duly and validly reserved for issuance upon conversion of the Parent Preferred Stock and, when issued upon such conversion in accordance with the Restated

Certificate (assuming no change in applicable law or the Restated Certificate), the Conversion Shares will be duly authorized and validly issued, fully paid and nonassessable.

        9. The offer and sale of the Parent Common Stock and Parent Preferred Stock to the Company stockholders in accordance with the Plan, and (assuming no change in currently applicable law or the Restated Certificate and assuming no unlawful resale of Parent Common Stock and Parent Preferred Stock by any holder thereof) the issuance of the Conversion Shares solely to Company stockholders pursuant to the Restated Certificate for no additional consideration other than the surrender of the Parent Preferred Stock, are, and in the case of such issuance of Conversion Shares will be, exempt from the registration and prospectus delivery requirements of Section 5 of the Securities Act and the qualification requirements of the California Corporate Securities Law of 1968, as amended.

        10. To our knowledge, all approvals, consents or authorizations of, and filings with, any U.S. Federal, California State or Delaware State governmental authority required on the part of Parent in order to enable Parent to execute, deliver and perform its obligations under the Agreements have been made, except for (a) such as may be required under applicable federal securities laws and (b) the filing of the Certificate of Merger with the Delaware Secretary of State.

        11. To our knowledge, Parent is not a party to any pending or threatened, action, suit, proceeding, arbitration, investigation, or claim in or by any court arbitrator or governmental authority. To our knowledge, Parent is not subject to any currently effective order, writ, judgment, or decree or injunction.

                                    EXHIBIT G

    MATTERS TO BE COVERED IN THE OPINION OF COUNSEL FOR PROAMICS CORPORATION

        NOTE: Except as otherwise defined below, all capitalized terms used below shall have the same meanings give to such terms in this Agreement and Plan of Reorganization.

        1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing as a foreign corporation in the States of Illinois and Georgia. [If requested, to be provided by foreign counsel: Each subsidiary listed on Schedule
2.2 is duly organized, validly existing and in good standing under the laws of the country in which it is domiciled.]

        2. The Company has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted, and to execute and enter into the Agreement and Plan of Reorganization dated as of November 16, 1999 among the Company, Parent and Merger Sub (the "PLAN") and each agreement to be entered into by the Company in connection therewith (the "COMPANY ANCILLARY AGREEMENTS"), and to perform its obligations under the Plan and under each Company Ancillary Agreement. To our knowledge, the Company is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

        3. To our knowledge, all consents, approvals or authorizations of and filings with any U.S. Federal, Illinois State or Delaware State governmental authority required on the part of the Company for, or in connection with, the execution, delivery or performance by the Company of the Plan or any of the Company Ancillary Agreements have been made, except for (a) such as may be required under applicable securities laws and (b) the filing of the Certificate of Merger with the Delaware Secretary of State.

        4. The Plan and each of the Company Ancillary Agreements have each been duly authorized, executed and delivered by the Company, and are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms [THIS OPINION MAY BE GIVEN SUBJECT TO LEGAL OPINION EXCEPTIONS AS TO ENFORCEABILITY THAT ARE MUTUALLY AGREEABLE TO COUNSEL TO THE COMPANY AND COUNSEL TO PARENT AND WITH AN EXCEPTION FOR SECTION 1.6(i)].

        5. The authorized capital stock of the Company consists entirely of: (i) 40,000,000 shares of Common Stock, of which, to our knowledge, a total of 8,850,192.66 shares are issued and outstanding and (ii) 9,974,585 shares of Preferred Stock, of which (a) 117,000 shares have been designated Series A Preferred Stock, all of which, to our knowledge, are issued and outstanding, (b) 9,833,585 shares have been designated Series B Preferred Stock, all of which, to our knowledge, are issued and outstanding, and (c) 24,000 shares have been designated Series C Preferred Stock, all of which, to our knowledge, are issued and outstanding; and, no other shares of any capital stock of the Company are authorized, issued or outstanding.

        6. The outstanding shares of the Company's capital stock have been duly authorized, validly issued and are fully paid and non-assessable. To our knowledge, the outstanding shares of the Company's capital stock are not subject to any preemptive right, right of first refusal, right of first offer or right of rescission created by law or arising from the Company's Certificate of Incorporation or Bylaws or to any agreements to which the Company is a party or by which it is bound.

        7. To our knowledge, none of the outstanding shares of the Company's capital stock has been issued under the Company's 1999 Option Plan.

        8. To such counsel's knowledge, as of immediately prior to the Effective Time of the Merger there are (a) no outstanding subscriptions, warrants, options, calls, rights, equity securities, partnership interests, claims, commitments, convertible securities or other agreements or arrangements under which the Company is or may be obligated to issue any shares of its capital stock, and (b) no preemptive rights to subscribe for or to purchase capital stock of the Company.

        9. Neither the execution and delivery of the Plan or any Company Ancillary Agreement, nor the consummation of any of the Merger or any of the other transactions provided for therein or contemplated thereby, are in conflict with any provision of: (a) the Certificate of Incorporation or the Bylaws of the Company, both as amended and currently in effect; (b) to such counsel's knowledge, any statute, law, ordinance, rule or regulation or, any judgment, order, or decree of any court or arbitrator to which the Company or any Company stockholder is a party or subject, or to which any assets or properties of the Company are bound or subject; or (c) to such counsel's knowledge, the Contracts listed on Schedule 2.16(a).

        10. To such counsel's knowledge, the Company is not a party to any pending or threatened, action, suit, proceeding, arbitration, investigation, or claim in or by any court, arbitrator or governmental authority. To such counsel's knowledge, the Company is not subject to any currently effective order, writ, judgment, decree or injunction.

                                    EXHIBIT H

                     Telephone Number(s) for Call-Backs and
                 Person(s) Designated to Confirm Stock or Funds
                      Transfer and Investment Instructions

If to Company/Securityholder Agent:

                    Name                              Telephone Number
1. __________________________________         __________________________________

2. __________________________________         __________________________________

3. __________________________________         __________________________________

If to Parent:

                    Name                              Telephone Number
1. __________________________________         __________________________________

2. __________________________________         __________________________________

3. __________________________________         __________________________________

Telephone call-backs shall be made to each of the Company or Securityholder Agent and Parent if joint instructions are required pursuant to the Agreement.